UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PARKER-HANNIFIN CORPORATION

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PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 25, 2017

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 25, 2017, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.

To elect Lee C. Banks, Robert G. Bohn, Linda S. Harty, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term expiring at the Annual Meeting of Shareholders in 2018;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

4.	To consider and vote upon a proposal to advise, on a non-binding basis, on the frequency of future advisory shareholder votes on the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 31, 2017, are entitled to vote at the meeting. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the enclosed proxy card. Please refer to the section “How to Attend the Annual Meeting of Shareholders” and to the back page of this Proxy Statement for directions to attend the annual meeting.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Joseph R. Leonti
Secretary

September 25, 2017

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 25, 2017.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, is available free of charge on our investor relations website (www.phstock.com).

i

Page
Nonqualified Deferred Compensation for Fiscal Year 2017	59
Potential Payments Upon Termination or Change of Control at June 30, 2017	60
Director Compensation for Fiscal Year 2017	72
Report of the Audit Committee	74
Item 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm	75
Item 3 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis	77
Item 4 – Proposal to Advise, on a Non-Binding Basis, on the Frequency of Future Advisory Shareholder Votes on the Compensation of our Named Executive Officers	79
Principal Shareholders	80
Shareholders’ Proposals	81
Shareholder Recommendations for Director Nominees	82
Communications with Directors	82
General	83
How to Attend the Annual Meeting of Shareholders	85

ii

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on October 25, 2017, and at all adjournments thereof. Only shareholders of record at the close of business on August 31, 2017, will be entitled to vote at the meeting. On August 31, 2017, 133,200,060 common shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 25, 2017.

GOVERNANCE DOCUMENTS

Our Global Code of Business Conduct, our Corporate Governance Guidelines, and our Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. The information contained on or accessible through our website is not a part of this Proxy Statement.

PROXY STATEMENT SUMMARY

This summary highlights information relating to items to be voted on at this Annual Meeting of Shareholders and compensation and corporate governance matters. Additional details are found in the discussions contained in this Proxy Statement.

General Information for 2017 Annual Meeting of Shareholders
Time and Date	October 25, 2017 at 9:00 A.M. EDT
Place	Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124-4141
Record Date	August 31, 2017

Voting Matters and Recommendations
Voting Matter	Board Recommendations
Election of Directors	FOR ALL NOMINEES
Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for fiscal year ending June 30, 2018	FOR
Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR
Advise, on a non-binding basis, on the frequency of future advisory shareholder vote on the compensation of our named executive officers	FOR 1-year option

We are pleased to provide the following key governance and compensation highlights for fiscal year 2017. We believe that these measures will better position us to continue to drive profitable growth and financial performance and otherwise compete and win as a leading worldwide diversified manufacturer of motion and control technologies and systems, utilizing key insights drawn from engagement with our shareholders and the results of our shareholders’ votes.

Our Board of Directors is committed to sound corporate governance, promoting the long-term interests of our shareholders and holding itself and management accountable for performance. The following table summarizes some of the key elements of our corporate governance framework.

Governance Highlights
✓ Annual election of all Directors	✓ Separate Chairman of the Board and Independent Lead Director roles
✓ Majority voting and resignation policy for uncontested Director elections	✓ Board Committees are 100% comprised of independent Directors
✓ Our Shareholder Protection Rights Agreement, as amended, expired in February 2017, and was not renewed	✓ Independent Directors meet regularly and frequently (at least four times per year) without management present
✓ Two women serve as members of our Board of Directors	✓ Robust stock ownership guidelines for Directors and executive officers
✓ Published Corporate Governance Guidelines	✓ All Directors and executive officers have met stock ownership guidelines
✓ Published Global Code of Business Conduct applicable to our Board of Directors	✓ Annual Board and Committee evaluations
✓ Each Committee of our Board of Directors has a published charter that is reviewed and discussed at least annually	✓ Annual review of Chief Executive Officer by all independent Directors

✓    None of our Director nominees are “overboarded” – five of our Directors do not sit on any other public company board of directors, six of our Directors sit on just one other public company board of directors and two of our Directors sit on two other public company boards of directors

✓ 62% of our Director nominees have a tenure of under 10 years. Director tenure of this year’s Director nominees: 0-5 years: 31% 6-10 years: 31% ≥10 years: 38%

✓    Our Sustainability Report is published annually, addressing our commitment to, and actions and oversight around, sustainability; governance, ethics and compliance; our people; the planet; and product stewardship.

The table below highlights key aspects of our executive compensation program for fiscal year 2017. The table is not a substitute for, nor does it reflect, all of the information provided in our Compensation Discussion and Analysis and in the Compensation Tables presented later in this Proxy Statement.

Compensation Highlights
✓ Annual advisory vote on executive compensation with consistent high degree of approval	✓ Anti-hedging and anti-pledging policy for Directors and executive officers
✓ Clawback policy to recover or withhold incentive-based compensation paid to executive officers	✓ Executive compensation program with pay-for-performance structure aligned with The Win StrategyTM
✓ Chief Executive Officer’s target compensation package is a mix of 10% fixed and 90% at risk

✓    One-year minimum vesting requirement for restricted stock awards, restricted stock unit awards, unrestricted stock awards, grants of stock options, and stock appreciation rights, under our 2016 Omnibus Stock Incentive Plan

✓ Average target compensation mix for Named Executive Officers other than our Chief Executive Officer is a mix of 25% fixed and 75% at risk

ITEM 1 – ELECTION OF DIRECTORS

Shareholder approval is sought to elect Lee C. Banks, Robert G. Bohn, Linda S. Harty, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James R. Verrier, James L. Wainscott and Thomas L. Williams for a term that will expire at the Annual Meeting of Shareholders in 2018. Each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

Our Board of Directors has concluded that the nominees presented in this “Item 1 — Election of Directors” collectively represent a highly-qualified and diverse group of individuals who will effectively serve the long-term interests of our business, our employees and our shareholders. Our Board of Directors believes that each nominee should serve on our Board of Directors for the coming year based on his or her record of effective past service on our Board of Directors and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in this “Item 1 — Election of Directors” section.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2018

Director since 2015

LEE C. BANKS

Age: 54

Committees:  None

Mr. Banks has been our President and Chief Operating Officer since February 2015. He was our Executive Vice President from August 2008 to February 2015 and our Operating Officer from November 2006 to February 2015. Mr. Banks is also a Director of Nordson Corporation.

Our Board of Directors believes that Mr. Banks will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as President and Chief Operating Officer and Executive Vice President and Operating Officer and in various operational leadership positions during his 25-year career with us;

•     intimate,working knowledge of our day-to-day business, plans, strategies and initiatives;

•     present service on another public company board;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors, our business, our employees and our shareholders, and a high level of integrity, honesty, judgment and professionalism.

Director since 2010

ROBERT G. BOHN

Age: 64

Committees:  Audit Committee

Human Resources and Compensation Committee

Now retired, Mr. Bohn was Chairman of the Board of Oshkosh Corporation (specialty vehicles and vehicle bodies manufacturing) from January 2000 to February 2011 and Chief Executive Officer of Oshkosh from November 1997 to December 2010. Mr. Bohn is also a Director of Carlisle Companies, Inc. and The Manitowoc Company, Inc.

Our Board of Directors believes that Mr. Bohn will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as Chief Executive Officer and Chairman of the Board of Oshkosh Corporation, a successful global industrial company of significant size;

•     past and present service on other public company boards;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2007

LINDA S. HARTY

Age: 57

Committees:  Audit Committee (Chair)

Finance Committee

Ms. Harty retired in April 2017 as Treasurer of Medtronic plc. (medical technology), a position she held since February 2010. Ms. Harty is also a Director of Wabtec Corporation and Lead Director of INC Research Holdings, Inc.

Our Board of Directors believes that Ms. Harty will effectively serve our Board of Directors, our business, our employees and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service in senior finance and accounting leadership positions at Medtronic plc and other successful global companies of significant size;

•     present service on other public company boards;

•     qualification as an audit committee financial expert as defined in the federal securities laws;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2002

ROBERT J. KOHLHEPP

Age: 73

Committees:  Finance Committee

Human Resources and Compensation Committee

Mr. Kohlhepp has been President of Xamass Partners LLC (business investment and consulting) since June 2016. He retired as Chairman of the Board and a Director of Cintas Corporation (uniform rental) in September 2016 after serving as Chairman since October 2009, and a Director since 1979.

Our Board of Directors believes that Mr. Kohlhepp will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•      extensive service as the former Chief Executive Officer, Chairman, Vice Chairman and a Director of Cintas Corporation, a successful global industrial company of significant size;

•      past service on other public company boards;

•      independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•      proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•      high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2013

KEVIN A. LOBO

Age: 52

Committees:  Audit Committee

Finance Committee (Chair)

Mr. Lobo has been Chairman of the Board of Stryker Corporation (medical technology) since July 2014 and has been Chief Executive Officer, President and a Director since October 2012. He was President of Orthopaedics Group of Stryker from June 2011 to October 2012.

Our Board of Directors believes that Mr. Lobo will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•      extensive service in senior leadership positions at Stryker Corporation and other successful global companies of significant size;

•      present service on another public company board;

•      qualification as an audit committee financial expert as defined in the federal securities laws;

•      independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•      proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•      high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 1998

KLAUS-PETER MÜLLER

Age: 73

Committees:  Corporate Governance and Nominating Committee

Finance Committee

Mr. Müller has been Chairman of the Supervisory Board of Commerzbank AG (international banking) in Frankfurt, Germany since May 2008.

Our Board of Directors believes that Mr. Müller will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service in senior leadership positions with Commerzbank AG, a significant financial institution in Europe;

•     strong finance background and extensive knowledge of European businesses and related issues and trends;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2002

CANDY M. OBOURN

Age: 67

Committees:  Human Resources and Compensation Committee (Chair)

Corporate Governance and Nominating Committee

Ms. Obourn has been Chairman of Isoflux Incorporated (coating technologies) since April 2012.

Our Board of Directors believes that Ms. Obourn will effectively serve our Board of Directors, our business, our employees and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     service as Chief Executive Officer and President of a coating technologies company, Chief Executive Officer and President of a health care products company and in senior leadership positions at other global companies of significant size;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2004

JOSEPH SCAMINACE

Age: 64

Committees:  Corporate Governance and Nominating Committee

Human Resources and Compensation Committee

Mr. Scaminace was a Director and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) from June 2005 to October 2015; Chairman of the Board of OM Group from August 2005 to October 2015; and President of OM Group from June 2005 to April 2013. Mr. Scaminace is also a Director of The Cleveland Clinic Foundation and Cintas Corporation.

Our Board of Directors believes that Mr. Scaminace will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as Chief Executive Officer and Chairman of the Board of OM Group, Inc., and prior leadership positions at other global industrial companies of significant size;

•     past and present service on other public company boards;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 1992

WOLFGANG R. SCHMITT

Age: 73

Committees:  Audit Committee

Corporate Governance and Nominating Committee

Now retired, Mr. Schmitt was the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants) from May 2000 to April 2015.

Our Board of Directors believes that Mr. Schmitt will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as Chief Executive Officer of a strategic growth consulting company and prior leadership positions at other global industrial companies of significant size;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2010

ÅKE SVENSSON

Age: 65

Committees:  Audit Committee

Finance Committee

Mr. Svensson has been a member of the Advisory Board for the Swedish Government’s Public Procurement Authority since January 2016; and Chairman of Swedavia AB (transport infrastructure) since April 2016. He was previously Director General of the Association of Swedish Engineering Industries from September 2010 to August 2016. Mr. Svensson was formerly a Director of Saab AB.

Our Board of Directors believes that Mr. Svensson will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as Chief Executive Officer and President of Saab AB, a successful European aerospace, defense and security company of significant size;

•     extensive knowledge of European aerospace, defense and security businesses and related issues and trends;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2016

JAMES R. VERRIER

Age: 54

Committees:  Audit Committee

Human Resources and Compensation Committee

Mr. Verrier has been Chief Executive Officer and Director of BorgWarner, Inc. (powertrain solutions) since January 2013; and President of BorgWarner since March 2012. He was previously Chief Operating Officer of BorgWarner from March 2012 to January 2013; and Vice President of BorgWarner and President and General Manager of BorgWarner Morse TEC Inc. from January 2010 to March 2012.

Our Board of Directors believes that Mr. Verrier will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     service as Chief Executive Officer and President of BorgWarner, Inc., a successful global automotive industry components and parts supplier of significant size;

•     present service on another public company board;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2009

JAMES L. WAINSCOTT

Age: 60

Committees:  Corporate Governance and Nominating Committee

(Chair and Lead Director)

Human Resources and Compensation Committee

Now retired, Mr. Wainscott was Chairman of the Board of AK Steel Holding Corporation (steel producer) from January 2006 to May 2016; and President, Chief Executive Officer and a Director of AK Steel Holding from October 2003 to January 2016.

Our Board of Directors believes that Mr. Wainscott will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as President, Chief Executive Officer and Chairman of the Board of AK Steel Holding Corporation, a successful global industrial company of significant size;

•     prior service on other public company boards;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to effectively serve as our Lead Director and to otherwise work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2015

THOMAS L. WILLIAMS

Age: 58

Committees:  None

Mr. Williams has been our Chairman of the Board since January 2016; and our Chief Executive Officer since February 2015. He was our Executive Vice President from August 2008 to February 2015 and our Operating Officer from November 2006 to February 2015. Mr. Williams is also a Director of Chart Industries, Inc.

Our Board of Directors believes that Mr. Williams will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service as Chief Executive Officer and Executive Vice President and Operating Officer and in various operational leadership positions during his 13-year career with us;

•     intimate, working knowledge of our day-to-day business, plans, strategies and initiatives;

•     present service on another public company board;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors, our business, our employees and our shareholders, and a high level of integrity, honesty, judgment and professionalism.

ANNUAL ELECTIONS; MAJORITY VOTING; NO CUMULATIVE VOTING.

Our Code of Regulations provides for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

Our Articles of Incorporation provide for a majority voting standard in the annual election of our Directors. Accordingly, at each Annual Meeting of Shareholders, each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate, unless the number of candidates exceeds the number of Directors to be elected. Shareholders are not able to cumulate votes in the election of Directors. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

NEW ELECTIONS AND RETIREMENTS.

None in fiscal year 2017.

RECOMMENDATION REGARDING PROPOSAL 1:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

MEETINGS AND ATTENDANCE; EXECUTIVE SESSIONS.

During fiscal year 2017, there were nine meetings of our Board of Directors. Each Director attended at least 75% of the meetings held by our Board of Directors and the Committees of our Board of Directors on which he or she served.

We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. All of the members of our Board of Directors at the time of our 2016 Annual Meeting of Shareholders attended that meeting.

In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met four times during fiscal year 2017.

NUMBER; CURRENT TERM; RELATIONSHIPS.

Our Board of Directors presently consists of 13 members. The current term of each member of our Board of Directors expires at our 2017 Annual Meeting of Shareholders. Assuming the election of all of the Director nominees, we expect our Board of Directors to consist of 13 members after the 2017 Annual Meeting of Shareholders. None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.

DIRECTOR INDEPENDENCE.

Our Corporate Governance Guidelines require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for director independence, which are set forth in our Independence Standards for Directors.

We strongly favor a governance structure that includes an independent Board of Directors. Of the 13 current members of our Board of Directors, 11 are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent directors. As a result, our independent Directors directly oversee critical matters such as our executive compensation program for executive officers, our corporate governance guidelines, policies and practices, our corporate finance strategies and initiatives, the integrity of our financial statements and our internal controls over financial reporting.

Our Board of Directors has affirmatively determined that the following 11 individuals who currently serve as Directors are independent: Robert G. Bohn, Linda S. Harty, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James R. Verrier and James L. Wainscott.

Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During the course of such review, our

Board of Directors broadly considers all facts and circumstances which it deems relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors. In fiscal year 2017, after considering the facts and circumstances applicable to each Director, our Board of Directors determined that the following relationships required further analysis to confirm that the following Directors were independent:

1.

Each of Ms. Harty and Messrs. Kohlhepp, Lobo and Verrier served as an employee, officer and/or director of a company that has an existing customer or supplier relationship with us. Our Board of Directors further analyzed these relationships and found that none of these Directors receive any direct or indirect personal benefits as a result of these relationships, and that the amounts paid to or by us under such relationships fell significantly below the thresholds for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. Based on such further analyses, our Board of Directors affirmatively concluded that each of these Directors is independent.

2.

Mr. Müller served as Chairman of the Supervisory Board of Commerzbank AG, with which we have a commercial banking relationship. Our Board of Directors further analyzed this relationship and found that Mr. Müller does not receive any direct or indirect personal benefits as a result of such relationship, and that the amount of our indebtedness to Commerzbank AG is insignificant when compared to the purchase and sale thresholds for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. We also do not have an exclusive banking relationship with Commerzbank AG in Germany or elsewhere. Based on such further analysis, our Board of Directors affirmatively concluded that Mr. Müller is independent.

CURRENT LEADERSHIP STRUCTURE.

Our Board of Directors currently employs a “dual leadership” structure. We have a Lead Director, elected by our independent Directors who is also the Chair of the Corporate Governance and Nominating Committee, and a Chairman of the Board, who is our Chief Executive Officer. Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chair of the Corporate Governance and Nominating Committee is elected every five years.

The specific authorities, duties and responsibilities of our Lead Director are described in our Corporate Governance Guidelines. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our non-management, independent Directors, and prepares and approves all agendas and schedules for meetings of our Board of Directors.

Our Board of Directors believes that having a Lead Director who is elected by our independent Directors ensures that our Board of Directors will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the then current needs of our Board of Directors, our business, our employees and our shareholders.

Our Board of Directors has determined that this leadership structure is currently more efficient and effective than a structure which employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge, power and authority. For example, our leadership structure employs both a Chairman of the Board who possesses an intimate, working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine and utilize their unique knowledge and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Chairman of the Board ensures that our Board of

Directors addresses strategic issues that management considers critical, while our Lead Director ensures that our Board of Directors addresses strategic issues that our independent Directors consider critical.

Our Board of Directors recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our employees and our shareholders.

SELECTION AND NOMINATION OF DIRECTORS.

The Corporate Governance and Nominating Committee of our Board of Directors is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating candidates. The Corporate Governance and Nominating Committee regularly reviews whether the size of our Board of Directors is appropriate and whether any vacancies on our Board of Directors are expected due to retirements or otherwise. In the event that any vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates.

In evaluating proposed Director nominees, the Corporate Governance and Nominating Committee will consider a variety of factors such as those described below under the caption “Director Qualifications; Board Diversity.” The Corporate Governance and Nominating Committee will consider the entirety of each proposed candidate’s credentials and will consider all available information that may be relevant to the candidate’s nomination. Following such consideration, the Corporate Governance and Nominating Committee may seek additional information regarding, and may request interviews with, any candidate it wishes to further pursue. Based upon all information reviewed and interviews conducted, the Corporate Governance and Nominating Committee will collectively determine whether to recommend the candidate to our entire Board of Directors.

During fiscal year 2017, the Corporate Governance and Nominating Committee retained a third-party search firm to assist in identifying, evaluating and recommending potential Director candidates. Candidates may also be recommended by other third-party search firms and current members of our Board of Directors. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors, provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees” on page 82 of this Proxy Statement. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders on the same basis as candidates from other sources. The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us.

DIRECTOR QUALIFICATIONS; BOARD DIVERSITY.

We believe that oversight from a highly-qualified and diverse Board of Directors is essential for the short-term and long-term success of our business. The size and scope of our global operations, markets, product offerings and employee base raise a wide range of issues. Consequently, we strive to attract and retain Directors who represent a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them to individually and collectively address the issues affecting our Board of Directors, our business, our employees and our shareholders.

Our Board of Directors, through its Corporate Governance and Nominating Committee, diligently evaluates each Director and Director nominee and our Board of Directors as a whole to ensure that our Board of Directors has a complementary mix of qualified and diverse individuals designed to optimize the functioning and the decision-making and oversight roles of our Board of Directors and its Committees. Our Board of Directors does not have any formal policies with respect to Director qualifications or diversity. As a general matter, however, the Corporate Governance and Nominating Committee considers a broad range of factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new Director candidates, and the candidate’s ability to effectively monitor and oversee the risks facing our business. More specifically, our Board of Directors seeks to identify nominees who have one or more of the following attributes:

•	current or recent service as a Chief Executive Officer or in other senior executive positions;

•	current or recent service in senior leadership positions in successful global companies of significant size;

•	significant experience in operations, finance, accounting, information technologies and other key areas;

•	ability to effectively monitor and oversee the most critical current risks facing our business; and/or

•	other relevant skills and experiences, including international experience or leadership positions in companies involved in certain technologies and industries.

Our Corporate Governance Guidelines and our Global Code of Business Conduct also require each of our Directors to act with the commitment, integrity, honesty, judgment and professionalism necessary to serve the long-term interests of our Board of Directors, our business, our employees and our shareholders.

RISK MANAGEMENT.

Management and our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the material risks facing our business and ensuring that our strategies and objectives work to minimize such risks. Our Board of Directors has the ultimate responsibility to monitor the risks facing our business.

Various members of our management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury and Finance departments. Those individuals are charged with identifying, overseeing, evaluating and managing risks in their functional areas and for ensuring that any significant risks are addressed with the appropriate Committee of our Board of Directors. The Committees of our Board of Directors are each responsible for the various areas of risk oversight as described in the “Committees of the Board of Directors” of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board of Directors and its Committees.

Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent executive compensation consultant retained by the Human Resources and Compensation Committee of our Board of Directors.

Our Board of Directors believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of risk. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate our risk management efforts.

Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term and long-term viability of our business. The ability to effectively monitor and oversee the most critical current risks facing our business is a key consideration for our Board of Directors and its Committees in identifying potential Director nominees and evaluating current Directors and Committee assignments.

COMMITTEES OF OUR BOARD OF DIRECTORS

BOARD COMMITTEES; COMMITTEE CHARTERS.

Our Board of Directors has established and delegated certain authorities and responsibilities to four committees: Human Resources and Compensation Committee, Finance Committee, Corporate Governance and Nominating Committee, and Audit Committee. Our Board of Directors has adopted a written charter for each of these Committees, which charters are posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

All members of each Committee are independent under the listing standards of the New York Stock Exchange as well as our Independence Standards for Directors. Each Committee provides regular reports of its activities to the full Board of Directors, as the full Board of Directors has the ultimate responsibility for monitoring the risks facing our business.

Information about the respective Committee purposes, memberships and number of meetings are reflected in the following chart:

Standing Committee	Purpose	Members in FY2017	Meetings in FY2017
Human Resources & Compensation Committee	Oversight of our processes, plans and programs for compensation of executive officers and non-employee Directors, succession planning for executive officers, employee benefit, equity and incentive compensation plans, and other related matters.	C. Obourn* R. Bohn R. Kohlhepp J. Scaminace J. Verrier J. Wainscott	7
Finance Committee	Oversight of our capital structure and financial strategies.	K. Lobo* L. Harty R. Kohlhepp K.P. Müller Å. Svensson	2
Corporate Governance & Nominating Committee	Oversight of our corporate governance and other related matters.	J. Wainscott* K.P. Müller C. Obourn J. Scaminace W. Schmitt	2
Audit Committee	Oversight of our audit, compliance, and related matters, including integrity of our financial statements and financial reporting, accounting practices, legal and regulatory compliance, internal audit functions and processes, and independence, qualifications, and performance of the independent auditor.	L. Harty* (ACFE) R. Bohn K. Lobo (ACFE) W. Schmitt Å. Svensson J. Verrier	6

* Committee Chair

Our Board of Directors has determined that each of Linda S. Harty, the Chair of the Audit Committee, and Kevin A. Lobo, a member of the Audit Committee, is an audit committee financial expert (designated in the above chart as ACFE) as defined in the federal securities laws.

Each of our Committees works with the applicable members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury and Finance departments and other management personnel to oversee and evaluate risks or concerns to each committee.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE.

As described on page 24 of this Proxy Statement, the Human Resources and Compensation Committee has duties and responsibilities with respect to the administration, oversight and determination of our executive compensation program. In addition, the Human Resources and Compensation Committee works with its independent executive compensation consultant and our Human Resources, Legal and other management personnel to oversee and evaluate risks arising from and relating to; our compensation policies and practices for all employees; our succession planning and talent development strategies and initiatives; and other human resources issues facing our business.

In particular, the Human Resources and Compensation Committee monitors any significant existing or potential risks arising from our compensation policies and practices for all employees through its oversight of an annual compensation risk review conducted by management and the Human Resources and Compensation Committee’s independent executive compensation consultant. The results of this review are evaluated and discussed among management, the Human Resources and Compensation Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2017, we do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our business.

The annual compensation risk review begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also surveys our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others or is significantly more profitable than others. The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.

During our fiscal year 2017 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:

•

our executive officers and other management-level employees are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and equity compensation, and multiple forms of equity compensation;

•	compensation packages gradually become more focused on long-term, at-risk and equity compensation as our employees ascend to and through management-level positions;

•	our global compensation plans and programs generally utilize the same or substantially similar performance measures;

•

we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;

•	the performance of our employees is not evaluated or measured based solely on changes in our stock price;

•

our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);

•	we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;

•

our executive officers are subject to specific stock ownership guidelines, a “claw-back” policy and provisions requiring forfeiture of certain elements of incentive compensation upon termination for cause;

•	our compensation packages, including severance packages and supplemental pensions, are within market ranges;

•

the Human Resources and Compensation Committee has the discretion to assess the quality of our results in our various performance measures and the risks taken to attain those results in approving final incentive payouts;

•	our de-centralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and

•

our employees are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.

During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. The Human Resources and Compensation Committee did not make any such changes based on the results of our fiscal year 2017 review.

THE FINANCE COMMITTEE.

Among other things, the Finance Committee is responsible for reviewing our capital structure and financial strategies and for reviewing and approving our debt and equity offerings, share repurchase programs and the financial aspects of our qualified and non-qualified employee benefit plans. In addition, the Finance Committee works with our Legal, Tax, Risk Management, Treasury, Finance and other management personnel to oversee and evaluate risks arising from:

•	balance sheet and other financial statement issues;

•	structure and amount of our debt and equity;

•	our retirement and other benefit plans (including funding and investment risks);

•	our insurance coverage and costs;

•	tax, credit and liquidity issues; and

•	other strategies for our financial risk management (including any use of hedges and derivative instruments).

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.

Among other things, the Corporate Governance and Nominating Committee is responsible for evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership, establishing evaluation procedures for the performance of our Board of Directors and its committees, developing corporate governance guidelines and independence standards, and considering other matters pertaining to our corporate governance. In addition, the Corporate Governance and Nominating Committee works with our Legal and other management personnel to oversee and evaluate risks arising from:

•	Director independence, qualifications and diversity issues;

•	Board of Directors and Committee leadership, composition, function and effectiveness;

•	alignment of the interests of our shareholders with the performance of our Board of Directors;

•	compliance with applicable corporate governance rules and standards; and

•	other corporate governance issues and trends.

THE AUDIT COMMITTEE.

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each Director who is a member of our Audit Committee is independent, as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members under the New York Stock Exchange listing standards and under the federal securities laws.

Among other things, the Audit Committee is responsible for appointing, compensating, retaining, and overseeing our independent registered public accounting firm and evaluating its independence, approving all audit and non-audit engagements with our independent registered public accounting firm, and reviewing our annual and quarterly financial statements, internal and independent audit plans, the results of such audits and the adequacy of our internal control structure.

In addition, the Audit Committee works with our Internal Audit and Compliance, Legal and other management personnel to oversee and evaluate risks, including major financial, strategic, and operational risk exposures and risks related to compliance with legal and regulatory requirements, and significant litigation and claims.

The Audit Committee also meets privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President—Internal Audit and Compliance.

OTHER GOVERNANCE MATTERS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS.

The Charter of the Corporate Governance and Nominating Committee provides that the Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and executive officers and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, employees and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, employee or as a spouse or other close family member of any of our Directors, officers or employees. Our Global Code of Business Conduct also requires our Directors, officers and employees to promptly disclose any potential conflicts of interest to our Corporate Compliance Office. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant Securities and Exchange Commission, or SEC, rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, as necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

The Corporate Governance and Nominating Committee will consider the following in determining if any transaction presented should be approved, ratified or rejected:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;

•	the possible alternatives to entering into the transaction;

•	whether the transaction is on terms comparable to those available to third parties; and

•	the potential for an actual or apparent conflict of interest.

During fiscal year 2017, we reviewed the annual questionnaires and determined that no potential related-party transactions exist. This review included a detailed evaluation of the transactions reviewed and analyzed by our Board of Directors in determining Director independence as described in the “Director Independence” section beginning on page 11. Based on management’s review and analysis, no potential related-party transactions were presented to the Corporate Governance and Nominating Committee for analysis, consideration or approval.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, Directors and beneficial owners of more than 10% of our Common Shares to file initial stock ownership reports and reports of changes in ownership with the SEC. SEC regulations require that we are furnished with copies of these reports. Based solely on a review of these reports and written representations from our executive officers and Directors, we believe that there was compliance with all such filing requirements for fiscal year 2017, except that Lee C. Banks, President and Chief Operating Officer, and William G. Eline, Vice President—Chief Information Officer, each inadvertently filed one late Form 4, to report, in the case of Mr. Banks, the award of 14,194 restricted stock units, and in the case of Mr. Eline, the sale of 1,559 common shares owned outright, during fiscal year 2017.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY—FISCAL YEAR 2017.

Objectives and Philosophies of the Executive Compensation Program.

Refreshed in 2015, The Win StrategyTM has been the foundation of our business and has represented the unified vision of our employees worldwide since it was first introduced in 2001. The Win Strategy defines the key goals, operational priorities and metrics used to profitably grow our business. We are confident that a worldwide focus on The Win Strategy will maximize the long-term value of our shareholders’ investments by helping us to realize top-quartile performance among our competitors and peers and steady appreciation of our stock price.

The Win Strategy also provides the means by which we can measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. The program is designed to:

•

align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results;

•

encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business;

•

attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future;

•	offer compensation that keeps us competitive with companies that compete with us for talented employees and shareholder investment;

•

promote accountability by providing executive officers an optimal mix of cash and equity compensation, allocating a greater proportion of the compensation for executive officers, as compared to other employees, to elements that are dependent on the performance of our business; and

•	maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

Categories and Elements of Executive Compensation.

Our executive compensation program covers all compensation paid to our executive officers. Our executive officers include, among others, the Chief Executive Officer, the former and present Chief Financial Officers and the three other most highly compensated executive officers identified in the Summary Compensation Table for Fiscal Year 2017 on page 50, which we refer to as the Named Executive Officers.

Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Elements of Executive Compensation” section of this Compensation Discussion and Analysis beginning on the page indicated in the table.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:
Base Salaries	Base Salaries	Page 31
Annual Cash Incentive Compensation	Target Incentive Bonuses General RONA Bonuses Converted RONA Bonuses PGI Plan	Page 33 Page 34 Page 34 Page 37
Long-Term Incentive Compensation	LTIP Awards Stock Incentives	Page 38 Page 40
Employee Benefits	Various	Page 41
Executive Perquisites	Various	Page 47

“Pay-for-Performance”—Structure, Key Financial Metrics and Impact on Compensation Payouts.

Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. Our program is also structured to ensure that the compensation for our executive officers is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Allocation of Executive Compensation” section beginning on page 28 describes our policies and practices for allocating executive compensation among the various categories and elements.

To illustrate, the chart below shows the mix of fixed and at-risk, annual and long-term and cash and equity compensation represented by base salaries and the elements of annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers. The percentages of total compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2017 base salary, target annual cash incentive compensation and target long-term incentive compensation.

Emphasis on Sustained Performance

The “Elements of Executive Compensation” section beginning on page 31 provides detailed discussion and analysis as to how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of The Win Strategy. Our compensation structure includes both fixed and at-risk compensation as noted above, the various cash and equity elements of which may be depicted generally as follows:

* General RONA and Converted RONA

We provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the following table, we provide each element of annual cash incentive compensation and each element of long-term incentive compensation primarily to encourage and reward performance that implements and advances The Win Strategy™, in particular our strategies and goals relating to financial performance and profitable growth, aligning such elements with our performance in certain key financial metrics that we use to measure the overall performance of our business.

The following table shows the behaviors, key financial metrics and fiscal year 2017 results driven by each element of at-risk compensation provided to the Named Executive Officers.

Element of Compensation	Encourages executive officers to maximize...	By focusing on various key business strategies, such as...	Fiscal year 2017 results...
RONA Bonuses (General and Converted)	return on net assets	strategic pricing and procurement, innovative products, system solutions and strong distribution	Our return on consolidated net assets was above target.
Target Incentive Bonuses	free cash flow

continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital expenditures, and the ability to finance dividends, acquisitions and product innovations

Our operating cash flows were $1.3 billion or 10.83% of sales, resulting in a free cash flow margin of 10.96%.*
Profitable Growth Incentive Plan**	sales growth (organic and through acquisitions)	profitable and sustainable sales growth	The Profitable Growth Incentive Plan multiplier was applied to Mr. Malone’s General RONA Bonus with the effect of increasing his General RONA Bonus payout by approximately 8.04%.
LTIP Awards	long-term revenue growth, earnings per share growth, and growth in average return on invested capital	product innovation, on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing and profitable growth

Our results for average return on invested capital were between the median and top quartile performance levels for our peer group. Results for EPS growth were at the median, but were below median for revenue growth, resulting in a payout at 111.67% of target.

Stock Incentives	our stock price	sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price	Our average daily closing per share stock price was $139.35 in fiscal year 2017, as compared to $105.68 in fiscal year 2016.

* Free cash flow margin is calculated as disclosed on page 34.

** Officer participation on our Profitable Growth Incentive Plan is limited to our operating group presidents and our Vice President—eBusiness, IoT & Services; as such, Mr. Malone (Vice President and President - Filtration Group) is the only Named Executive Officer who was subject to the Profitable Growth Incentive Plan in fiscal year 2017.

Highlights and Significant Changes to Executive Compensation Program during Fiscal Year 2017.

We continue to maintain several long-standing compensation practices that we believe contribute to good corporate governance, including our “claw-back policy” described beginning on page 30, our stock ownership guidelines described on page 31, our hedging, pledging and other stock ownership restrictions described on page 31, and our annual compensation risk review described beginning on page 16.

In fiscal year 2017, our shareholders approved our 2016 Omnibus Stock Incentive Plan, which we refer to as the 2016 Plan. The 2016 Plan replaced our 2009 Omnibus Stock Incentive Plan, as amended, which we refer to as the 2009 Plan. Upon the adoption of the 2016 Plan, the 2009 Plan was terminated and no longer available for future awards. The 2016 Plan includes a number of features designed to protect shareholder interests, such as:

•	“double trigger” accelerated vesting;

•	prohibition on repricing and exchanging of “underwater” stock options or stock appreciation rights, which we refer to as SARs, absent shareholder approval;

•	“net share counting” is not allowed;

•

provides for the forfeiture or recoupment of awards in the event of detrimental activity by a participant or pursuant to our claw-back policy at the discretion of our Human Resources and Compensation Committee;

•	stock options and SARs have maximum terms of ten years and cannot be granted at a discount to the grant date fair market value of our common stock;

•	prohibition of dividend or dividend equivalents on unearned performance-based restricted share/unit awards; and

•	limitation on the number of shares that may be awarded to non-employee directors each year.

Furthermore, in fiscal year 2017 the Human Resources and Compensation Committee approved a first amendment to our 2016 Plan to provide that, subject to the other terms of the 2016 Plan, each grant of stock options or SARs is subject to vesting conditions contained in the 2016 Plan based on the satisfaction of service requirement of not less than one year, and other conditions, restrictions or performance goals as may be established by our Human Resources and Compensation Committee.

ADMINISTRATION, OVERSIGHT AND DETERMINATION OF EXECUTIVE COMPENSATION.

Human Resources and Compensation Committee.

The Human Resources and Compensation Committee, which we refer to in this Compensation Discussion & Analysis as the Committee, consists solely of independent directors and has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com, these duties and responsibilities include:

•	working with our management establishing our executive compensation program and philosophies and overseeing their development and implementation;

•	reviewing and approving the performance and compensation of our Chief Executive Officer and our other executive officers; and

•	performing other duties and responsibilities assigned by our Board of Directors.

The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.

In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions.

Board of Directors.

Our Board of Directors approves all incentive compensation plans and equity-based plans reviewed and recommended by the Committee and all other plans and programs which, by their terms, require approval of our Board of Directors. Our Board of Directors does not authorize or approve any other specific executive compensation matters. Our Board of Directors oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight ensures that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

Executive Officers.

Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of The Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.

Our Chief Executive Officer similarly reviews and evaluates his direct reports, which include each of the other Named Executive Officers except for Mr. Malone who is reviewed and evaluated by Mr. Banks. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that he deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than himself.

Our Chief Executive Officer, our Chief Operating Officer, our Executive Vice President—Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than appropriate executive sessions, and neither our Chief Executive Officer nor our Chief Operating Officer attends any meetings relating to his performance or compensation. Our executive officers prepare and provide to the Committee tally sheets for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

COMPENSATION CONSULTANTS AND BENCHMARKING.

The Committee regularly monitors, reviews and evaluates our executive compensation program to ensure that it provides reasonable compensation ranges at appropriate levels and remains competitive and effective. The Committee engages Mercer Human Resource Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation and to otherwise provide assistance and guidance to the Committee on executive officer and director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. Mercer emerged from that process as the Committee’s provider of choice based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and director compensation matters.

Mercer provides a wide range of executive officer and director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.

Mercer prepares the annual review by using proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual bonuses, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.

The Committee regularly reviews and, when necessary or advisable, updates the Peer Group to make sure that it consists of companies which directly compete with us for talented employees and shareholder investment and that it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the Diversified Industrials industry/sector with similar characteristics and business strategies to ours. The Peer Group for fiscal year 2017 consisted of the following companies:

• Caterpillar Inc.	• Eaton Corporation plc	• ITT Corporation
• Colfax Corporation	• Emerson Electric Co.	• Johnson Controls, Inc.
• Cummins Inc.	• Flowserve Corporation	• Rockwell Automation, Inc.
• Danaher Corporation	• Honeywell International plc	• SPX Flow
• Deere & Company	• Illinois Tool Works Inc.	• Textron, Inc.
• Dover Corporation	• Ingersoll-Rand plc

Other executive officer and director compensation consulting services provided for the Committee by Mercer during fiscal year 2017 included:

•	preparing for and participating in the Committee’s meetings and conference calls, including advance and subsequent meetings with the chair of the Committee and senior management;

•	gathering and analyzing market compensation data for our executive compensation program relative to our Peer Group and other applicable survey data;

•	conducting a pay-for-performance review to evaluate the level of alignment between our executive compensation program and performance levels relative to our Peer Group;

•	preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;

•	assessing our free-cash flow performance versus peers over a one, three and five-year period;

•	working with management to conduct the annual compensation risk review described beginning on page 16 of this Proxy Statement; and

•	periodically assisting management on other select executive compensation topics.

For fiscal year 2017, we paid $195,563 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and director compensation consulting services provided for the Committee.

Management directly engages Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and director compensation. These additional services include:

•	consulting services regarding life insurance, prescription drug and other benefits programs for our employees generally;

•	consulting services regarding investment options available under our benefit plans for our employees generally;

•	providing benchmarking surveys for information on compensation and benefits for our employees generally; and

•	providing services as an insurance broker.

For fiscal year 2017, we paid $1,449,038 in fees, administrative charges, commissions, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The majority of these fees were not paid pursuant to engagements of Marsh & McLennan Companies, Inc. by management, but were rather either paid by our third-party administrators to Marsh & McLennan Companies, Inc. relating to risk insurance and for our insurance and prescription drug services provided under our employee health and welfare plans, or were direct engagements with Marsh & McLennan Companies, Inc. made by various divisions all over the world for market surveys related to those particular divisions. The consolidated revenues of Marsh & McLennan Companies, Inc. were $13.2 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether there are sufficient internal safeguards in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:

•	Mercer reports directly to the Committee and not to management on executive officer and director compensation matters;

•	at each meeting of the Committee, Mercer and the Committee meet in executive session without members of management present;

•	all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and director compensation consulting services for the Committee;

•	the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and director compensation consulting services;

•	the Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;

•

the Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or director compensation services for the Committee; and

•	the amounts paid to the Mercer consultants by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).

GENERAL POLICIES AND PRACTICES RELATING TO EXECUTIVE COMPENSATION.

Allocation of Executive Compensation.

The Committee seeks to provide a package of compensation, employee benefits and executive perquisites which is adequate to keep us competitive in attracting, retaining and motivating present and future executive officers. Annually, base salaries, target annual cash incentive compensation and long-term incentive compensation for each executive officer is compared to the median of companies included in Mercer’s annual review with the objective that, in the aggregate, our compensation generally remains at the median of the Peer Group.

When deciding whether to materially increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.

To ensure that our executive compensation program meets its objectives to drive and support The Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers, as compared to other employees, have a greater proportion of their total compensation allocated to these at-risk elements. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other employees, have greater responsibility and influence over the performance of our business.

Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of The Win Strategy and is in consideration of the best interest of our shareholders. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.

•

Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets the total of each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the companies included in the annual review. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the companies included in the annual review.

•

Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is generally paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.

•

Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock. The Committee also uses a balanced approach to avoid any appearance that the executive compensation program is a positive or negative indicator of current stock value or anticipated stock price performance.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. As described on page 37, however, the PG RONA Multiplier is applied only to our operating group presidents and our Vice President—eBusiness, IoT & Services, and, therefore, Mr. Malone is our only Named Executive Officers to whom the PG RONA Multiplier is applied.

Accounting and Tax Considerations.

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program. For example, Financial Accounting Standards Board ASC Topic 718, which results in recognition of compensation expense for Stock Incentives, and Section 409A of the Internal Revenue Code, which impacts deferred compensation arrangements, are considered as we evaluate structure and implement changes to the program.

In addition, we try to structure the program and each element of compensation in a way that allows us to deduct compensation payments for tax purposes. The Committee takes into account whether particular elements are “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) sets a limit of $1,000,000 on the amount we can deduct for compensation paid to each of the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit. Base salary does not qualify as “performance-based” compensation under Section 162(m). The Committee, therefore, generally tries to make sure that annual cash incentive compensation and long-term incentive compensation qualify as fully deductible “performance-based” compensation under Section 162(m).

The 2015 Performance Bonus Plan, approved by our shareholders at the 2015 Annual Meeting of Shareholders, is designed to allow annual cash incentive compensation and long-term incentive compensation awarded under the plan to potentially qualify as “performance-based” compensation exempt from the $1,000,000 deduction limit under Section 162(m). The Committee reserves the right to award compensation outside of the Performance Bonus Plan, even if the awards cannot be deducted by the Company, if the Committee determines that the awards are reasonable and appropriate. The Committee grants LTIP Awards under the Performance Bonus Plan due to the unpredictability over a long-term period of which executive officers will be covered by Section 162(m) and whether or not annual compensation to those executive officers in future years will exceed $1,000,000. The Committee also grants Target Incentive Bonuses and General RONA Bonuses under the Performance Bonus Plan to executive officers who may potentially be subject to Section 162(m), and then only to the extent that the Committee deems necessary to ensure their deductibility under Section 162(m).

In fiscal year 2017, the Committee awarded Target Incentive Bonuses and General RONA Bonuses under the Performance Bonus Plan to each of the Named Executive Officers other than Ms. Suever and Messrs. Malone and Leonti. Because the Committee did not award any Converted RONA Bonuses under the Performance Bonus Plan in fiscal year 2017, or under any other Section 162(m) qualified plan, this element of compensation does not qualify as “performance-based” compensation under Section 162(m).

Committee Discretion.

The Committee does not change the pre-determined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation made outside of the Performance Bonus Plan if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards. The Committee has historically exercised this discretion only with respect to General RONA Bonuses (to encourage our employees to engage in activities and initiatives that drive and support The Win Strategy but have an adverse impact on General RONA Bonuses), and once used such discretion with respect to Target Incentive Bonuses.

The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made outside of the Performance Bonus Plan other than Stock Incentives. The Committee also may reduce the amount of any award made under the Performance Bonus Plan as long as the award would continue to qualify as “performance-based” compensation under Section 162(m). The Committee retains this downward discretion for the following purposes:

•

to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results in our various performance measures, the risks taken to attain those results and our overall financial performance;

•	to ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and

•	to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.

The Committee has historically exercised this downward discretion with respect to General RONA Bonuses awarded under the Performance Bonus Plan to the Chief Executive Officer, and to the Chief Financial Officer and certain other executive officers. At the beginning of the year, the Committee determines for each of these executive officers a General RONA Bonus award opportunity that is large enough to ensure that we meet our objectives for annual cash incentive compensation and, at the same time, preserve the ability of the Committee to exercise its discretion to reduce the amount of the award payout to an appropriate level as compared to the final payouts made to executive officers who receive annual cash incentive compensation outside the Performance Bonus Plan and after taking into account individual performance and contributions to the success of our business. In addition, as described beginning on page 37, our calculation methodology for LTIP Award payouts will also allow the Committee to exercise this discretion with respect to LTIP Award payouts.

“CLAW-BACK” POLICY.

Our Board of Directors maintains a “claw-back policy” which allows us to recover or withhold any Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses or LTIP Awards which are paid or payable to an executive officer if:

•	payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;

•	our Board of Directors determines in its sole discretion that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;

•	the amount that would have been paid or payable to the executive officer would have been less if the financial results had been properly reported; and

•

our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.

STOCK OWNERSHIP GUIDELINES.

The Committee recommended, and in 2015 our Board of Directors approved, amended stock ownership guidelines to further align the financial interests of our executive officers, directors and shareholders by encouraging the accumulation and retention of our common stock by our directors and executive officers. These current guidelines for our directors and executive officers are as follows:

Participants	Guidelines
Chairman of the Board and Chief Executive Officer	Five times annual base salary
President and Chief Operating Officer	Four times annual base salary
Executive or Senior Vice Presidents	Three times annual base salary
Other executive officers	Two times annual base salary
Non-management directors	Five times annual retainer

The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2017, all executive officers and directors in their positions for at least five years were in compliance with the guidelines.

STOCK OWNERSHIP RESTRICTIONS.

We maintain an insider trading policy which, among other things, restricts our executive officers from hedging or pledging their stock ownership positions or engaging in other speculative transactions that could lead to inadvertent violations of insider trading laws.

ELEMENTS OF EXECUTIVE COMPENSATION.

Our executive compensation program provides the Named Executive Officers with the elements of compensation described below. All of these elements are designed to work together to contribute to our continuing effort to achieve top-quartile performance among our peers and increase our stock price by pursuing the strategies and goals of The Win Strategy.

Base Salaries.

Each of the Named Executive Officers receives an annual base salary, paid monthly, as compensation for services rendered during the fiscal year. We provide base salaries to:

•	encourage and reward attainment of individual performance goals established during the annual performance review process;

•

recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and

•	ensure that the executive compensation program remains competitive to attract, retain and motivate the highly-talented and ethical individuals necessary to advance the goals of The Win Strategy.

The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the companies included in the annual review. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review, and compares the amount to the applicable market range to make sure that it is reasonable. The Committee may increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews, or, such as the case with Mr. Malone, an increase in base salary due to a promotion received in April 2017, and such is the case with Ms. Suever, an increase in base salary due to her promotion in April 2017 to Executive Vice President—Finance & Administration and Chief Financial Officer. The Committee generally tries to target base salary amounts at approximately the median of the companies included in Mercer’s annual review. During fiscal year 2017, the Named Executive Officers received the base salaries included in the “Salary” column of the Summary Compensation Table for Fiscal Year 2017 on page 50.

Annual Cash Incentive Compensation.

Our executive officers are eligible to receive annual cash incentive compensation based on pre-determined financial and growth objectives that are dependent on free cash flow margin, return on net assets and revenue growth. This category of compensation consists of three specific elements, which we refer to as Target Incentive Bonuses, General RONA Bonuses, and Converted RONA Bonuses. All of the Named Executive Officers are eligible to receive Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses. As described on page 37, Mr. Malone is the only Named Executive Officer whose General RONA Bonus is subject to the application of our Profitable Growth Incentive Plan, which we refer to as the PGI Plan.

The Committee allocates a significant portion of the total compensation for executive officers to annual cash incentive compensation, which is wholly dependent on achieving pre-determined financial and operational goals. At the beginning of fiscal year 2017, the Committee set the following target percentages of base salary represented by Target Incentive Bonuses and General and Converted RONA Bonuses for each of our Named Executive Officers:

Named Executive Officer	Target Percentage of Base Salary— Target Incentive Bonuses and General and Converted RONA Bonuses
Thomas L. Williams	125%
Catherine A. Suever*	50%
Lee C. Banks	100%
Robert W. Malone**	60%
Joseph R. Leonti	63%
Jon P. Marten***	85%

*

Ms. Suever’s target percentage of base salary represented by her Target Incentive Bonus and General and Converted RONA Bonuses was 50% at the beginning of fiscal year 2017. Ms. Suever’s target percentage of base salary represented by her Target Incentive Bonus and General and Converted RONA Bonuses increased to 80% due to her promotion to Executive Vice President – Finance & Administration and Chief Financial Officer in April 2017.

**

Mr. Malone’s target percentage of base salary represented by his Target Incentive Bonus and General and Converted RONA Bonuses was 60% at the beginning of fiscal year 2017. Mr. Malone’s target percentage of base salary represented by his Target Incentive Bonus and General and Converted RONA Bonuses decreased to 57% due to his promotion in April 2017.

***

Mr. Marten’s target percentage of base salary represented by his Target Incentive Bonus and General and Converted RONA Bonuses are prior to his retirement in fiscal year 2017 as Executive Vice President—Finance & Administration and Chief Financial Officer.

The Committee pre-determines the performance measures applicable to each element by analyzing our annual goals and objectives for each performance measure and, for Target Incentive Bonuses, Mercer’s annual review. The Committee directly and materially links annual cash incentive compensation to performance that drives and supports The Win Strategy.

Target Incentive Bonuses.

During fiscal year 2017, the Named Executive Officers received annual cash incentive compensation based on our free cash flow margin, which we refer to as Target Incentive Bonuses. Free cash flow margin is calculated as the percentage of sales represented by actual operating cash flow less capital expenditures, excluding discretionary pension contributions made during the fiscal year.

The Committee identified free cash flow margin as a performance measure critical to the financial performance and profitable growth goals of The Win Strategy. Maximizing free cash flow allows us to continue to pay annual dividends, strategically acquire our outstanding shares, and reinvest in our business by funding innovation and financing growth through acquisitions of businesses and technologies. Target Incentive Bonuses encourage executive officers to maximize free cash flow by increasing net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable, and limiting capital expenditures. We have also identified a strong correlation between increases in free cash flow and increases in operating earnings.

Target Incentive Bonuses are designed to directly reward executive officers for free cash flow margin performance against our annual plan and the performance of the Peer Group. Specifically, the Committee determines the target awards for each of the executive officers and establishes the levels of performance for threshold target and maximum payouts after evaluating our annual plan for free cash flow margin and the one-year, three-year and five-year average free cash flow margin within the Peer Group. Based on this data, the Committee estimated that 6%, 8% and 10% free cash flow margins would represent bottom-quartile, median and top-quartile free cash flow margin results, respectively, within the Peer Group during fiscal year 2017, and developed the following table to illustrate how final fiscal year 2017 Target Incentive Bonus amounts would be calculated:

FY17 Free Cash Flow Margin:	Less than 6%	6%	8%	Greater than or equal to 10%
Payout %	0%	50%	100%	200%

This table illustrates that each recipient of a Target Incentive Bonus would receive a year-end payout of 100% of his or her target award if our free cash flow margin for fiscal year 2017 was 8% and a maximum payout of 200% of his or her target award if our free cash flow margin was greater than or equal to 10%, representing top quartile free cash flow margin. This table also illustrates that no Target Incentive Bonuses would be paid if our free cash flow margin for fiscal year 2017 was less than 6%. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

In addition, at the beginning of fiscal year 2017, the Committee approved the following target awards for each of the Named Executive Officers:

Named Executive Officer	Target Awards—Target Incentive Bonuses
Thomas L. Williams	$562,500
Catherine A. Suever*	$82,000
Lee C. Banks	$405,000
Robert W. Malone	$ 87,400
Joseph R. Leonti	$141,600
Jon P. Marten**	$288,000

*

Ms. Suever received a target award of $82,000 at the beginning of fiscal year 2017, with an adjusted target award of $227,500, effective April 10, 2017, due to her promotion to Executive Vice President—Finance & Administration and Chief Financial Officer. Ms. Suevers pro-rata target award is $115,241.

**	Mr. Marten received a target award of $288,000 at the beginning of fiscal year 2017. Mr. Marten retired in May 2017 and his pro-rata target award is $240,000.

Our actual free cash flow margin for fiscal year 2017 was 10.96% (calculated by taking the difference of cash flow from operating activities for fiscal year 2017 of $1,302,471,000 less capital expenditures for fiscal year 2017 of $203,748,000 plus $220,000,000 of discretionary pension contributions for fiscal year 2017 and dividing it by net sales for fiscal year 2017 of $12,029,312,000). As a result, each of the Named Executive Officers received 200% of their target award. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50.

Target Incentive Bonuses are paid in one lump sum in August for each executive officer whose Target Incentive Bonus is awarded under the Performance Bonus Plan, and are paid in three installments in March, June and August for all other executive officers. The March and June payments are estimated based on year-to-date results, and the August payment represents the balance of the Target Incentive Bonus payable based on the actual results for the entire fiscal year. We generally hold back 25% of the year-to-date estimate from each March and June payment to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that the August payment may, at the election of the recipient, be deferred as a credit to the recipient’s account under the Executive Deferral Plan, which we describe on page 43.

General RONA Bonuses and Converted RONA Bonuses.

During fiscal year 2017, each of the Named Executive Officers received annual cash incentive compensation, which we refer to as General RONA Bonuses and Converted RONA Bonuses. The Committee awards General RONA Bonuses to our executive officers to encourage and reward performance which maximizes our returns on net assets. The Committee awards Converted RONA Bonuses to our executive officers in place of certain executive perquisites. The performance measure used to determine the amount of the payouts on Converted RONA Bonuses is the return on average net assets for all of our divisions. The performance measures used to determine the amount of the payouts on General RONA Bonuses are as follows:

•

for the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Executive Vice Presidents, and other executive officers who receive General RONA Bonuses under the Performance Bonus Plan, return on consolidated net assets;

•

for each operating group president who does not receive his or her General RONA Bonus under the Performance Bonus Plan or who is not an Executive Vice President, the return on average division net assets for the divisions in his or her operating group; and

•	for all other executive officers, return on average net assets for all divisions.

Return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter-end to date).

The Committee identified return on net assets as a performance measure critical to the financial performance and profitable growth goals of The Win Strategy. The Committee uses General RONA Bonuses and Converted RONA Bonuses to encourage executive officers and other employees to increase segment operating income and control net average assets by reducing investments in assets and increasing efficiency in managing those investments. In addition, General RONA Bonuses and Converted RONA Bonuses encourage executive officers and other employees to increase sales and to reduce materials handling and other costs associated with excess inventory levels by taking profit margins, asset turnover and outside leveraging into account in measuring overall performance. The Committee also believes that offering Converted RONA Bonuses in lieu of certain eliminated executive perquisites is appropriate to keep us competitive in attracting, retaining and motivating present and future executive officers and to hold our executive officers accountable for results.

General RONA Bonuses awarded under the Performance Bonus Plan are paid in one lump sum in August. General RONA Bonuses awarded outside the Performance Bonus Plan and Converted RONA Bonuses, which are not awarded under the Performance Bonus Plan, are paid in four installments in October, January, April and August. Each installment is based on actual year-to-date results. We generally hold back 25% of the year-end estimate from each October, January and April installment to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that General RONA Bonus payments made in August may, at the election of the recipient, be deferred as a credit to the recipient’s Executive Deferral Plan account.

Converted RONA Bonus payments are not eligible for deferral under the Executive Deferral Plan, the Retirement Savings Plan described on page 42 or the Savings Restoration Plan described beginning on page 42. Converted RONA Bonuses are also not considered in calculating benefits under the Pension Plan described beginning on page 41, the Pension Restoration Plan described on page 44, the Supplemental Retirement Program described beginning on page 44, the Defined Contribution Supplemental Retirement Program described on page 45, the Executive Long-Term Disability Plan described on page 46 and the Change in Control Agreements described on page 46. The Committee determined that it would not be appropriate to allow Converted RONA Bonuses to be deferred under those plans or considered in those calculations because they are awarded in place of executive perquisites which, historically, were not used or taken into account for those purposes.

The Committee calculates General RONA Bonuses and Converted RONA Bonuses at each payment date as follows:

•	The applicable target payout amount awarded to the recipient at the beginning of the fiscal year is converted into a number of “RONA shares” based on our annual goals for return on net assets.

•

The applicable return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter-end to date).

•	The multiple is calculated as follows:

•	For that portion of the applicable return on net assets which is less than or equal to 35%, the multiple is 1% for every 5.6% of return on net assets.

•	For that portion of return on net assets in excess of 35%, the multiple is 1% for every 11.2% of the excess.

•

For General RONA Bonuses, the amount of the payout is calculated by multiplying the number of General RONA Bonus shares determined for the recipient by the multiple, and multiplying that total by the recipient’s base salary for the fiscal year.

•

For Converted RONA Bonuses, the amount of the payout is calculated by multiplying the number of Converted RONA Bonus shares determined for the recipient by the multiple, and multiplying that total by the midpoint of the base salary range applicable to the recipient’s position.

During the first quarter of fiscal year 2017, the Committee reviewed Mercer’s annual review to ensure the target General RONA Bonuses and Converted RONA Bonuses are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The Committee then established for each of the Named Executive Officers the following General RONA Bonus target payout amounts:

Named Executive Officer	General RONA Bonus Target Payout Amount
Thomas L. Williams	$843,750
Catherine A. Suever*	$116,310
Lee C. Banks	$495,000
Robert W. Malone**	$174,800
Joseph R. Leonti	$178,430
Jon P. Marten***	$324,000

*

Ms. Suever’s General RONA Bonus target payout amount was $116,310 at the beginning of fiscal year 2017, with an adjusted target payout amount of $292,500 due to her promotion to Executive Vice President—Finance & Administration and Chief Financial Officer in April 2017. Ms. Suever’s applicable pro-rata portion of her target amount is $195,603.

**

Mr. Malone’s General RONA Bonus target payout amount was $174,800 at the beginning of fiscal year 2017, with an adjusted target payout amount of $208,000 due to his promotion in April 2017. Mr. Malone’s applicable pro-rata portion of his target amount is $187,030.

***	Mr. Marten’s General RONA Bonus target payout amount was $324,000 at the beginning of fiscal year 2017. Mr. Marten retired in May 2017 and his pro-rata target award is $297,000.

During fiscal year 2017, the Committee also established for each of the Named Executive Officers the following Converted RONA Bonus target payout amounts:

Named Executive Officer	Converted RONA Bonus Target Payout Amount
Thomas L. Williams	$74,380
Catherine A. Suever	$50,320
Lee C. Banks	$73,980
Robert W. Malone	$50,700
Joseph R. Leonti	$50,860
Jon P. Marten*	$42,525

*	This amount reflects Mr. Marten’s prorated Converted RONA Bonus target payout amount due to his retirement in May 2017.

Each of the Named Executive Officers received the General RONA Bonuses and Converted RONA Bonuses included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50. In arriving at these amounts, the Committee compared the original target award opportunities for executive officers receiving General RONA Bonuses under the Performance Bonus Plan (including the Named Executive Officers other than Ms. Suever and Messrs. Malone and Leonti) with the final payout amounts of annual cash incentive compensation for the other executive officers including Ms. Suever and Messrs. Malone and Leonti, and evaluated the individual performance and contributions to the success of our business of the executive officers receiving General RONA Bonuses under the Performance Bonus Plan (including the Named Executive Officers other than Ms. Suever and Messrs. Malone and Leonti). Based on that comparison and evaluation, the Committee determined that it would be appropriate to exercise downward discretion and reduce the final General RONA Bonus payout amounts for General RONA Bonuses awarded to the Named Executive Officers under the Performance Bonus Plan between 27% and 43%, with an average reduction of approximately 33%. The amounts reported in the table represent the final amounts paid to the Named Executive Officers (other than Ms. Suever and Messrs. Malone and Leonti) following that exercise of discretion. Ms. Suever’s, Messrs. Malone’s and Leonti’s General RONA Bonus were awarded outside of the Performance Bonus Plan and, therefore, they received a payout calculated in the manner described beginning on page 35.

Profitable Growth Incentive Plan: Our PGI Plan is designed to implement the strategies and advance the goals of The Win Strategy by encouraging and rewarding participants for sales growth, organically and through acquisitions. The Committee identified sales growth, organically and through acquisitions, as a performance measure critical to advance the financial performance and profitable growth goals of The Win Strategy. Under the PGI Plan, the General RONA Bonuses for participants may be adjusted after each fiscal year on the basis of a multiplier, which we refer to as the PG RONA Multiplier, that is determined by the three-year compound annual growth rate of external customer sales for the applicable operating group or division, which we refer to as 3-year CAGR. The following table sets forth examples of the PG RONA Multiplier that may be applied to, and which may adjust, the General RONA Bonuses under the PGI Plan after each fiscal year:

3-year CAGR:	Less than or equal to -5%	3%-5%	8%	Greater than or equal to 15%
PG RONA Multiplier:	90%	100%	105%	130%

The PG RONA Multipliers that may be applied are interpolated on a linear basis between the points in the above table. Our officer participation in the PGI Plan is limited to our operating group presidents and our Vice President—eBusiness, IoT & Services, and, therefore, the PGI Plan applies to Mr. Malone but not to any of our other Named Executive Officers. During fiscal year 2017, a PG RONA Multiplier was applied to Mr. Malone’s final RONA Bonus, resulting in increasing his General RONA Bonus payout by approximately 8.04%.

Long-Term Incentive Compensation.

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. Stock Incentives granted from fiscal years 2005 to 2010 which are currently outstanding consisted of stock options with tandem stock appreciation rights. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the companies included in Mercer’s annual review.

LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of The Win Strategy over the long-term. LTIP Award payouts are based on a comparison of our performance against the Peer Group in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a long-term vesting period. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled at least one year in advance. The only exceptions to this practice are that pro-rated LTIP Awards are granted to individuals who become executive officers, are promoted to new executive officer positions, or are given increased responsibilities during a performance period. Accordingly, during fiscal year 2017 in connection with their respective promotions, the Committee granted additional LTIP Awards to Ms. Suever and Mr. Malone in April 2017.

Stock Incentives are granted to eligible employees on an annual basis at the August meeting of the Committee. This meeting is typically scheduled at least one year in advance.

The Committee does not grant LTIP Awards or Stock Incentives to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock. Similarly, the Committee does not time the release of material non-public information based on Stock Incentive grant dates.

LTIP Awards.

During the third quarter of fiscal year 2011, the Committee adopted a Long-Term Incentive Performance Plan under the Performance Bonus Plan, which we refer to as the Officer LTIP Plan. The Officer LTIP Plan establishes the terms and conditions for LTIP Awards granted to our executive officers during and after fiscal year 2011.

During the third quarter of fiscal year 2017, the Committee granted to each of the Named Executive Officers, under our Officer LTIP Plan and our 2016 Plan, the following target LTIP Awards based on the following target LTIP Award values:

Named Executive Officer	Target LTIP Award Shares	Target LTIP Award Values
Thomas L. Williams	35,470	$4,125,000
Catherine A. Suever*	1,850	$ 215,000
Lee C. Banks	17,200	$2,000,000
Robert W. Malone**	3,300	$ 387,500
Joseph R. Leonti	4,730	$ 550,000
Jon P. Marten	9,030	$1,050,000

*

Ms. Suever received supplemental LTIP Awards for calendar years 2015-16-17, 2016-17-18, and 2017-18-19 performance periods in the amounts of 907, 2,920, and 5,983 target shares, respectively, for a total number of 8,903 additional LTIP Award target shares, in connection with her promotion to Executive Vice President—Finance & Administration and Chief Financial Officer in April 2017.

**

Mr. Malone received supplemental LTIP Awards for calendar years 2015-16-17, 2016-17-18, and 2017-18-19 performance periods in the amounts of 336, 840, and 1,284 target shares, respectively, for a total number of 2,460 additional LTIP Award target shares, in connection with his promotion in April 2017.

The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2017 table beginning on page  52. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2017 on page 50 includes the aggregate grant date fair value of these awards in fiscal year 2017.

Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2019, as follows:

•	The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.

•	If at least one of these threshold performance measures are not achieved, participants will not receive a payout.

•

If at least one of these threshold performance measures are achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award value. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure that payout levels are as accurately reflective of the Company’s performance against the Peer Group as possible and are otherwise in the best interests of our business and our shareholders.

To provide the Committee with guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar year 2017-18-19 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results for all members of the Peer Group during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of The Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing, product innovation and strong distribution.

Specifically, the Officer LTIP Plan provides for using weights of 20% for revenue growth, 40% for growth in fully diluted earnings per share from continuing operations, and 40% for average return on invested capital from continuing operations for the applicable performance periods, and the following table to calculate final LTIP Award payouts:

Peer Group Percentile Rank:	Less than 35th	35th	50th	75th or higher
Payout %	0%	50%	100%	200%

At the end of calendar year 2019, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group for each of the three performance measures. Using this table, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar year 2017-18-19 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2017 will receive the maximum payout of 200% of the applicable target LTIP Award value if we rank at or above the 75th percentile among the Peer Group in the aggregate based on all three performance measures, and will receive no payout if we rank at or below the 35th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

LTIP Award payouts for the calendar year 2017-18-19 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.

The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance at or below the 35th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group.

In addition, each of the Named Executive Officers received a payout under LTIP Awards granted during the third quarter of fiscal year 2014 for the three-year performance period ending December 31, 2016. We exceeded our threshold performance measures with an average return on average equity for the three-year performance period of 18.5% and average free cash flow margin for the three-year performance period of 10.79%. The

Committee decided to exercise discretion to determine the appropriate payout and determined that we achieved the following percentile rankings among the Peer Group with respect to the LTIP Award performance measures for the calendar year 2014-15-16 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage
Revenue growth	(14.29%)	38th	11.67%
Growth in fully diluted EPS	(4.05%)	50th	40.00%
Average return on invested capital	16.88%	63rd	60.00%

As a result, each of the Named Executive Officers received the LTIP Award payout during fiscal year 2017 included in the “Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2017 table on page 57. Each payment represents a total payout of 111.67% of the target LTIP Award values for the three-year performance period ended December 31, 2016.

Stock Incentives.

Each of the Named Executive Officers received Stock Incentives under our 2009 Plan during the first quarter of fiscal year 2017. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of The Win Strategy and make other contributions to maximize our stock price.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the Target Value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2017:

Named Executive Officer	Target Value	Stock Incentive Grants (# of Underlying Shares)
Thomas L. Williams	$4,125,000	105,500
Catherine A. Suever	$ 215,000	5,500
Lee C. Banks	$2,000,000	51,150
Robert W. Malone	$ 387,500	9,910
Joseph R. Leonti	$ 550,000	14,070
Jon P. Marten	$1,050,000	26,850

The fiscal year 2017 Stock Incentive grants shown above are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2017 table beginning on page 52 and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2017 table beginning on page  54. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2017 on page 50 includes the aggregate grant date fair value of these awards in fiscal year 2017.

As required by the terms of our 2009 Plan, these fiscal year 2017 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our 2009 Plan and Mercer’s annual review to establish all other terms of these Stock Incentives. These fiscal year 2017 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.

Upon exercise of fiscal year 2017 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise.

During fiscal year 2017, the Named Executive Officers exercised Stock Incentives previously granted under our 2009 Plan and 2003 Stock Incentive Plan, which are included in the “Option Awards—Number of Shares Acquired on Exercise” column of the Option Exercises and Stock Vested for Fiscal Year 2017 table on page 57.

Employee Benefits.

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other employees necessary to advance the goals of The Win Strategy.

Qualified Benefit Plans.

During fiscal year 2017, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

•	The Parker-Hannifin Consolidated Pension Plan, which we refer to as the Pension Plan, except for Messrs. Malone and Leonti who are not eligible to participate in the Pension Plan; and

•	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004, participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:

•     0.75% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•    1.36% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•    0.50% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses, multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004, were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004, such as Messrs. Malone and Leonti, were not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers who are in the Pension Plan elected to remain in and continue to accrue benefits under the Pension Plan. All benefits accrued by employees who elected to terminate participation in the Pension Plan were frozen as of June 30, 2004. Those employees initiated their retirement income accounts on July 1, 2004.

The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. employees are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax and post-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Converted RONA Bonuses are not eligible for deferral under the Retirement Savings Plan. We provide to each participant a matching contribution of 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed on a pre-tax basis or Roth basis. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $270,000 per year), based on age and length of service. These contributions range from 0.5% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2017 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50.

Non-Qualified Benefit Plans.

During fiscal year 2017, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

•	The Parker-Hannifin Corporation Savings Restoration Plan, which we refer to as the Savings Restoration Plan;

•	The Parker-Hannifin Corporation Executive Deferral Plan, which we refer to as the Executive Deferral Plan, except for Mr. Malone who does not participate in the Executive Deferral Plan;

•

The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan, except for Messrs. Malone and Leonti who are not eligible to participate in the Pension Restoration Plan as they are not participants in the Pension Plan;

•

The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program, except for Messrs. Malone and Leonti who are not eligible to participate in the Supplemental Retirement Program; and

•

The Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program, which we refer to as the Defined Contribution Supplemental Retirement Program (only Messrs. Malone and Leonti participate in the Defined Contribution Supplemental Retirement Program).

The Savings Restoration Plan is available to employees who earn base salaries equal to or in excess of $150,000 per year and who are otherwise eligible to participate in the plan. The Savings Restoration Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Savings Restoration Plan allows executive officers to defer a portion of their pre-tax compensation and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. Converted RONA Bonuses are not eligible for deferral under the Savings Restoration Plan. Each Named Executive Officer may annually defer to his or her Savings Restoration Plan account any portion of the compensation that he or she cannot defer under the Retirement Savings Plan due to the statutory limit, other than Converted RONA Bonuses, up to the greater of 20% of base pay or $25,000. We provide to each participant a matching contribution of common stock equal to 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed, reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. We also take into account the matching contributions made under the Retirement Savings Plan to ensure that the maximum match under both plans does not exceed $17,000. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Savings Restoration Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 0.5% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Savings Restoration Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances. Account balances in the Savings Restoration Plan are paid as indicated in the chart below.

Our matching contributions made under the Savings Restoration Plan for the Named Executive Officers during fiscal year 2017 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan during fiscal year 2017 are included in the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59.

The Executive Deferral Plan is available to executive officers and certain other key employees. The Executive Deferral Plan provides executive officers with an opportunity to defer a portion of their compensation (in addition to that deferred under the Retirement Savings Plan and the Savings Restoration Plan) on a pre-tax basis, including Target Incentive Bonuses and General RONA Bonuses, and to accumulate tax-deferred earnings on the deferrals. LTIP Award payouts and Converted RONA Bonuses are not eligible for deferral under the Executive Deferral Plan. Each executive may defer to his or her account up to 80% of base salary and 80% of General RONA Bonuses paid in August and Target Incentive Bonuses paid in August. Similar to the Savings Restoration Plan, all deferrals are made under the Executive Deferral Plan by accounting entry rather than any physical exchange of cash. Participants also accrue earnings on an accounting-entry basis based on the performance of various investment fund choices. Participants are our unsecured creditors for their respective account balances. Account balances in the Executive Deferral Plan are paid as indicated in the chart below. For those who were participants in the Executive Deferral Plan prior to January 1, 2016, prior to distribution, the balances are increased to reflect any “gross-up” amount necessary to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. Any balances on distribution to a participant in the Executive Deferral Plan who becomes a participant on or after January 1, 2016, are no longer increased to reflect any “gross-up” amount to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2017 are included in the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59.

Savings Restoration Plan and Executive Deferral Plan account balances are paid out upon any of the following events as follows:

Retirement:

Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.

Termination Before Retirement:

Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.

Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid upon termination in the same manner as if he or she retired.
Withdrawals During Employment:

Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.

Death:	Balances are distributed to the participant’s beneficiary in a lump sum or, if elected by the participant, in installments.
Change in Control:

Under the Savings Restoration Plan, balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum. Under the Executive Deferral Plan, balances are distributed to the participant in a lump sum.

The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Savings Restoration Plan and the Executive Deferral Plan. Similar to the Pension Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Pension Restoration Plan.

The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. Similar to the Pension Plan and the Pension Restoration Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Supplemental Retirement Program. LTIP Awards and Stock Incentives are also not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and

100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. In January 2015, the Committee closed the Supplemental Retirement Program to new participants as of July 1, 2014.

The Defined Contribution Supplemental Retirement Program was established to provide executive officers and certain other key management employees with retirement benefits supplemental to the benefits under the Retirement Savings Plan and the Savings Restoration Plan. The Defined Contribution Supplemental Retirement Program was established to replace the Supplemental Retirement Program for executive officers who are designated as participants on or after July 1, 2014. Depending on a participant’s salary grade on December 31 of each year, we provide an annual non-discretionary employer contribution of 8%, 10% or 12% of a participant’s base salary, Target Incentive Bonus and General RONA Bonus that was paid during the calendar year. The Committee may determine to make an additional annual discretionary contribution to a designated participant’s account. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Defined Contribution Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Defined Contribution Supplemental Retirement Program, however, a vested participant must have at least five years of service. Messrs. Malone and Leonti are our only Named Executive Officers who participate in the Defined Contribution Supplemental Retirement Program.

Our contributions made under the Defined Contribution Supplemental Retirement Program for Messrs.  Malone and Leonti during fiscal year 2017 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Defined Contribution Supplemental Retirement Program during fiscal year 2017 are included in the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59.

Health and Welfare Benefits.

The Named Executive Officers participated in various health and welfare programs generally available to all employees during fiscal year 2017. The Named Executive Officers also participated in our Officer Life Insurance Plan and our Executive Long-Term Disability Plan.

Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008 (which includes Named Executive Officers Messrs. Williams and Banks) for the longer of 10 years or until the executive officer reaches age 65. For those executive officers who were participants after January 1, 2008 (which includes Named Executive Officers, Ms. Suever, and Messrs. Malone and Leonti) we pay all required premiums for life insurance until retirement up to age 65. The premiums are designed to maintain death benefits equal to:

•	five times base salary during employment and two times final base salary after retirement at age 65 for our Chief Executive Officer;

•	four times base salary during employment and two times final base salary after retirement at age 65 for our Chief Financial Officer and our President and Chief Operating Officer; and

•	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2017 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50.

The Executive Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of two-thirds of base salary plus Target Incentive Bonuses and General RONA Bonuses (after applying the PG RONA Multiplier if applicable) paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum monthly benefit, in the case of Messrs. Williams, Banks, Malone, and Marten and Ms. Suever, of $33,000, or, in the case of Mr. Leonti, of $35,000. Our executive officers are not eligible to receive the long-term disability benefit generally available to other employees.

Change in Control Agreements.

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding employee interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2017, tables and the related narrative descriptions beginning on page 60 provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements beginning on pages 63 and 65 under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.”

Indemnification Agreements.

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines, and settlement amounts, that the executive officer incurs by reason of his or her service:

•

in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or

•	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

Executive Perquisites.

During fiscal year 2017, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of The Win Strategy. The costs of these perquisites for the Named Executive Officers reportable for fiscal year 2017 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017 on page 50.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at offsite locations. Historically we have paid or reimbursed the initiation fees and provided gross up payments on those fees for additional clubs for the Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer and at the Executive and Senior Vice President levels on a business-needs basis and only with appropriate advance approval. In fiscal year 2016 we implemented a policy to no longer provide gross up payments on private club initiation fees, and, as a result, in 2017 no such gross up payments were made.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their direct reports in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ subordinates and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key employees. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key employees. We offer this perquisite to provide executive officers with use of a company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.

Matching Gifts Program. We match any amount in excess of $20 contributed to any accredited educational institution by an active, full-time employee, retiree, or member of our Board of Directors. Our matching contributions are capped at $5,000 per fiscal year for any individual’s contribution to any single institution, and $10,000 per fiscal year for any individual’s aggregate contributions to all institutions.

Company Apartments. We maintain apartments in Cleveland, Ohio, Newport Beach, California and London, England to provide accommodations to employees working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if the apartments are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our employees to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. In limited circumstances, we provide our executive officers with use of corporate aircraft for non-business purposes at no cost. Otherwise, the executive officers may use corporate aircraft for non-business travel only if the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary.

CONSIDERATION OF 2016 SAY-ON-PAY VOTING RESULTS.

At our 2016 Annual Meeting of Shareholders, we received approval, based on the total votes cast, for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our executive compensation program in 2017. The Committee believes the voting results demonstrate strong, consistent support for our executive compensation program. Based on the Committee’s own independent analysis and taking into consideration the continued shareholder support, the Committee made a change to the existing program as described under the “Highlights and Significant Changes to Executive Compensation Program” section on page 24. The Committee will continue to explore with Mercer potential improvements to our executive compensation program to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Resources and Compensation Committee:

Candy M. Obourn, Chair

Robert G. Bohn

Robert J. Kohlhepp

Joseph Scaminace

James R. Verrier

James L. Wainscott

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2017

The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Thomas L. Williams, Chief Executive Officer and Chairman of the Board	2017	1,125,000(1)	5,303,474(2)	2,935,010(3)	2,418,118(4)	3,372,639(5)	173,860(6)	15,328,101
	2016	1,000,000	3,062,194	1,871,520	1,887,760	2,837,394	127,460	10,786,328
	2015	857,667	4,718,462	1,745,870	1,242,322	769,731	162,870	9,496,922
Catherine A. Suever, (7) Executive Vice President – Finance and Administration and Chief Financial Officer	2017	570,747(1)	1,849,646(2)	153,010(3)	538,377(4)	343,023(5)	96,011(6)	3,550,813
Lee C. Banks, President and Chief Operating Officer	2017	900,000(1)	2,571,744(2)	1,422,993(3)	1,622,363(4)	931,306(5)	166,586(6)	7,614,992
	2016	850,000	1,532,957	1,247,680	1,222,471	2,093,986	102,660	7,049,754
	2015	795,167	2,818,417	1,900,379	987,524	442,954	144,090	7,088,531
Robert W. Malone, (7) Vice President and President – Filtration Group	2017	467,575(1)	892,289(2)	275,696(3)	433,069(4)	--(5)	643,788(6)	2,712,416
Joseph R. Leonti, (8) Vice President, General Counsel and Secretary	2017	490,900(1)	707,230(2)	391,427(3)	561,994(4)	--(5)	509,312(6)	2,660,863
	2016	410,400	421,304	343,112	458,465	--	479,043	2,112,324

Jon P. Marten (9)	2017	688,615(1)	1,350,166(2)	746,967(3)	905,085(4)	0(5)	121,566(6)	3,812,399
	2016	657,500	670,453	545,860	833,051	1,565,581	121,909	4,394,354
	2015	657,500	880,413	839,395	762,497	1,240,790	126,894	4,507,489

(1)	Includes the following amounts deferred under the Savings Restoration Plan and the Executive Deferral Plan for fiscal year 2017:

Savings Restoration Plan: Mr. Williams—$25,000; Ms. Suever—$28,537; Mr. Banks—$22,500; Mr. Malone—$14,944; Mr. Leonti—$31,028; and Mr. Marten—$21,450; and Executive Deferral Plan: Mr. Leonti—25,000; and Mr. Marten—$27,000.

These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59.

(2)

Amount consists of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of LTIP Awards granted during fiscal year 2017 to each of the Named Executive Officers. The amount does not reflect whether a Named Executive Officer has actually realized a financial benefit from the LTIP awards. The amount was calculated by multiplying the closing price on the date of grant by the number of LTIP Awards received and assuming a payout of 100%. As described beginning on page 38, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2017 at the maximum payout of 200% are: Mr. Williams—$10,606,949; Ms. Suever—$3,699,291; Mr. Banks—$5,143,488; Mr. Malone—$1,784,578; Mr. Leonti—$1,414,459; and Mr. Marten—$2,700,331. Dividends are not accrued or paid on the LTIP Awards until after the performance period ends and the shares are issued.

(3)

Amount reflects the aggregate grant date fair value for fiscal year 2017 computed in accordance with FASB ASC Topic 718 of Stock Incentive grants. The amount does not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amount was calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2017	Named Executive Officers	8/17/2016	annual grant	1.41%	5.75 years	2.04%	28.2%

During fiscal year 2017, no Stock Incentive awards were forfeited by any of the Named Executive Officers.

(4)

Amount consists of the following Target Incentive Bonuses, General RONA Bonuses with PGI Multiplier, if applicable, and Converted RONA Bonuses for fiscal year 2017, which were paid in one or more installments with the final payment in August 2017:

Target Incentive Bonus for fiscal year 2017: Mr. Williams—$1,125,000; Ms. Suever—$230,482; Mr. Banks—$810,000; Mr. Malone—$174,800; Mr. Leonti—$283,200; and Mr. Marten—$480,000.

General RONA Bonus for fiscal year 2017: Mr. Williams—$1,200,000; Ms. Suever—$244,895; Mr. Banks—$719,740; Mr. Malone—$194,793; Mr. Leonti—$215,112; and Mr. Marten—$371,844.

Converted RONA Bonus for fiscal year 2017: Mr. Williams—$93,118; Ms. Suever—$63,000; Mr. Banks—$92,623; Mr. Malone—$63,476; Mr. Leonti—$63,682; and Mr. Marten—$53,241.

(5)

Amount consists of the change in annual actuarial present value of pension benefits for Messrs. Williams and Banks and Ms. Suever, as also reported in the Pension Benefits for Fiscal Year 2017 table on page 58. Messrs. Malone and Leonti do not have a benefit under our defined benefit pension plans. Mr. Marten’s change in annual actuarial present value of pension benefits was $(1,565,581). None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.

(6)	The following table describes each component of the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plans (a)	Life Insurance Premiums Paid	Dividend Equivalents on RSUs	Perquisites (c)	Total “All Other Compensation”
Thomas L. Williams	$16,621	$ 116,080	$0	$41,159	$173,860
Catherine A. Suever	20,008	46,500	4,257(b)	25,246	96,011
Lee C. Banks	15,934	74,215	36,621(b)	39,816	166,586
Robert W. Malone	573,281	41,000	11,352(b)	18,154	643,788
Joseph R. Leonti	445,556	37,054	0	26,702	509,312
Jon P. Marten	16,175	84,539	0	20,852	121,566

(a)	Amount consists of the following company contributions to our Defined Contribution Plans:

Retirement Savings Plan: Mr. Williams—$10,421; Ms. Suever—$11,298; Mr. Banks—$9,394; Mr. Malone—$17,962; Mr. Leonti—$20,425; and Mr. Marten—$10,761.

Savings Restoration Plan: Mr. Williams—$6,200; Ms. Suever—$8,711; Mr. Banks—$6,540; Mr. Malone—$16,183; Mr. Leonti—$25,379; and Mr. Marten—$5,414.

Defined Contribution Supplemental Retirement Program: Mr. Malone—$539,136; and Mr. Leonti—$399,752.

(b)	Reported in this column are cash dividends that Ms. Suever and Messrs. Banks and Malone received as dividend equivalents on RSUs that they were granted in Fiscal Year 2017.

(c)

Reported in this column are amounts reimbursed or incurred by us with respect to (i) executive long term disability insurance premiums; (ii) one or more of the following executive perquisites: (A) leased vehicle, including state sales tax if applicable; (B) spousal travel; (C) executive physicals; and (D) matching gifts program. The Named Executive Officers also use our loges, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. No Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer.

(7)	Ms. Suever and Mr. Malone were not Named Executive Officers for fiscal years 2015 and 2016.

(8)	Mr. Leonti was not a Named Executive Officer for fiscal year 2015.

(9)	Mr. Marten retired as an executive officer in May 2017, but still qualifies as a Named Executive Officer.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2017

The following table sets forth information with respect to non-equity and equity incentive plan awards granted to the Named Executive Officers during fiscal year 2017. The LTIP Awards, RSUs and Stock Incentives listed below have been granted under our 2009 Plan and our 2016 Plan.

Name	Date	Compensation Committee Action Date (If Different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas L. Williams
Target Incentive Bonus	8/17/2016	—	0	562,500	1,125,000	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	843,750	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	74,380	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	35,470	70,940	—	—	5,303,474(2)
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	105,500	124.36	2,935,010
Catherine A. Suever
Target Incentive Bonus	8/17/2016	—	0	115,241	230,482	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	195,603	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	50,320	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	1,850	3,700	—	—	295,667(2)
LTIP Award (CY 15-16-17)(3)	4/10/2017	4/5/2017	—	—	—	0	907	1,814	—	—	144,957(2)
LTIP Award (CY 16-17-18)(3)	4/10/2017	4/5/2017	—	—	—	0	2,920	5,840	—	—	466,674(2)
LTIP Award (CY 17-18-19)(3)	4/10/2017	4/5/2017	—	—	—	—	5,983	11,966	—	—	956,203(2)
RSUs(4)	1/25/2017	—	—	—	—	—	2,150	2,150	—	—	321,468
RSUs(4)	4/19/2017	—	—	—	—	—	2,150	2,150	—	—	332,863
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	5,500	124.36	153,010
Lee C. Banks
Target Incentive Bonus	8/17/2016	—	0	405,000	810,000	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	495,000	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	73,980	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	17,200	34,400	—	—	2,571,744(2)
RSUs(5)	8/17/2016	—	—	—	—	—	14,194	14,194		—	1,765,166
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	51,150	124.36	1,422,993
Robert W. Malone
Target Incentive Bonus	8/17/2016	—	0	174,800	349,600	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	194,793	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	63,476	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	3,330	6,660	—	—	497,902(2)
LTIP Award (CY 15-16-17)	4/1/2017	—	—	—	—	0	336	672	—	—	53,868(2)
LTIP Award (CY 16-17-18)	4/1/2017	—	—	—	—	0	840	1,680	—	—	134,669(2)
LTIP Award (CY 17-18-19)	4/1/2017	—	—	—	—	0	1,284	2,568	—	—	205,851(2)
RSUs(6)	1/25/2017	—	—	—	—	—	8,600	8,600	—	—	1,285,872
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	9,910	124.36	1,232,408
Joseph R. Leonti
Target Incentive Bonus	8/17/2016	—	0	141,600	283,200	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	178,430	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	50,860	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	4,730	9,460	—	—	707,230(2)
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	14,070	124.36	391,427
Jon P. Marten
Target Incentive Bonus	8/17/2016	—	0	240,000	480,000	—	—	—	—	—	—
General RONA Bonus	8/17/2016	—	0	324,000	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/17/2016	—	0	51,030	(1)	—	—	—	—	—	—
LTIP Award (CY 17-18-19)	1/25/2017	—	—	—	—	0	9,030	18,060	—	—	1,350,166(2)
Stock Incentives	8/17/2016	—	—	—	—	—	—	—	26,850	124.36	746,967

(1)

There are no maximum amounts for General RONA Bonuses or Converted RONA Bonuses. General RONA Bonuses and Converted RONA Bonuses are calculated as described in the Compensation Discussion and Analysis beginning on page 20.

(2)	Calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2017 on page 50.
(3)	Ms. Suever received additional target awards under her LTIP Awards due to her promotion to Executive Vice President—Finance & Administration and Chief Financial Officer effective April 10, 2017.
(4)	Ms. Suever received RSUs due to her additional responsibilities and due to her promotion in January 2017 and April 2017, respectively.
(5)	Mr. Banks received RSUs as a special award granted August 17, 2016.
(6)	Mr. Malone received RSUs as a special award granted January 25, 2017.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2017 on page 50 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2017 table above were made are described in the Compensation Discussion and Analysis, beginning on page 20.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2017

The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares, Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas L. Williams	0	33,422(2)	116.46	1/31/2025	—	—
	22,400	44,800(4)	113.23	8/11/2025	—	—
	17,493	8,747(3)	113.19	8/12/2024	—	—
	34,840	0	106.18	8/13/2023	—	—
	35,990	0	81.86	8/14/2022	—	—
	29,460	0	69.10	8/16/2021	—	—
	0	105,500(5)	124.36	8/16/2026	—	—
	—	—	—	—	26,189(6)	4,185,526
	—	—	—	—	31,010(7)	4,956,018
	—	—	—	—	35,470(8)	5,668,815
Catherine A. Suever	5,223	0	49.46	8/11/2019	—	—
	2,080	0	62.35	8/10/2020	—	—
	5,200	0	69.10	8/16/2021	—	—
	5,230	0	81.86	8/14/2022	—	—
	6,660	0	106.18	8/13/2023	—	—
	3,340	1,670(3)	113.19	8/12/2024	—	—
	1,607	3,213(4)	113.23	8/11/2025
	0	5,500(5)	124.36	8/16/2026	—	—
	—	—	—	—	2,677(6)	427,838
	—	—	—	—	4,830(7)	466,674
	—	—	—	—	7,833(8)	1,251,870
					4,250(9)	679,235
Lee C. Banks	21,285	0	100.01	8/11/2019	—	—
	0	22,281(2)	116.46	1/31/2025	—	—
	14,934	29,866(4)	113.23	8/11/2025	—	—
	17,493	8,747(3)	113.19	8/12/2024	—	—
	34,840	0	106.18	8/13/2023	—	—
	35,990	0	81.86	8/14/2022	—	—
	0	51,150(5)	124.36	8/16/2026	—	—
	17,889	0	128.50	8/12/2018	—	—
	—	—	—	—	15,889(6)	2,539,380
	—	—	—	—	17,720(7)	2,832,010
	—	—	—	—	17,200(8)	2,748,904
	—	—	—	—	14,194(10)	2,268,485

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares, Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert W. Malone	5,787(4)	2,893		113.23	08/11/2025	—	—
	2,920(3)	0		113.19	08/12/2024	—	—
	3,870	0		106.18	08/13/2023	—	—
	3,304(5)	6,606		124.36	08/16/2026	—	—
	—	—		—	—	3,526(6)	563,525
	—	—		—	—	4,270(7)	682,431
	—	—		—	—	4,614(8)	737,409
	—	—		—	—	8,600(11)	1,374,452
Joseph R. Leonti	490	0		69.10	8/16/2021	—	—
	986	0		81.86	8/14/2022	—	—
	1,700	0		106.18	8/13/2023	—	—
	8,553	4,277	(3)	113.19	8/12/2024	—	—
	4,107	8,213	(4)	113.23	8/11/2025	—	—
	0	14,070	(5)	124.36	8/16/2026	—	—
	—	—		—	—	4,530(6)	723,985
	—	—		—	—	4,870(7)	778,323
	—	—		—	—	4,730(8)	755,949
Jon P. Marten	3,673	0		128.65	8/11/2019	—	—
	3,972	0		128.65	8/12/2018	—	—
	21,480	0		81.86	8/14/2022	—	—
	27,100	0		106.18	8/13/2023	—	—
	20,410	0		113.19	8/12/2024	—	—
	19,600	0		113.23	8/11/2025	—	—
	26,850	0		124.36	8/16/2026	—	—
	—	—		—	—	7,210(6)	1,152,302
	—	—		—	—	7,750(7)	1,238,605
	—	—		—	—	753(8)	120,344

(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2017, $159.82, by the number of shares.
(2)	Represents a special Stock Incentive granted on February 1, 2015. Assuming continued full-time employment, the grant will vest on February 1, 2020.
(3)	Represents Stock Incentives granted on August 13, 2014. The Stock Incentives vest in three equal annual installments beginning August 13, 2015.
(4)	Represents Stock Incentives granted on August 12, 2015. The Stock Incentives vest in three equal annual installments beginning August 12, 2016.
(5)	Represents Stock Incentives granted on August 17, 2016. The Stock Incentives vest in three equal annual installments beginning August 16, 2017.
(6)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2017), actual payouts under the CY2015-16-17 LTIP Awards will be in common shares issued in April 2018 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(7)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2018), actual payouts under the CY2016-17-18 LTIP Awards will be in common shares to be issued in April 2019 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(8)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2019), actual payouts under the CY2017-18-19 LTIP Awards will be in common shares to be issued in April 2020 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(9)

Represents two grants of 2,150 each of Restricted Stock Awards, also referred to as RSUs, awarded on January 25, 2017, and April 19, 2017, respectively, to Ms. Suever. Assuming continued full-time employment, the grants will vest on January 25, 2020 and April 19, 2020, respectively.

(10)

Represents the grant of 14,194 Restricted Stock Awards, also referred to as RSUs, awarded on August 17, 2016, to Mr. Banks. Assuming continued full-time employment, the grants will vest on August 17, 2022.

(11)

Represents the grant of 8,600 Restricted Stock Awards, also referred to as RSUs, awarded January 25, 2017, to Mr. Malone. Assuming continued full-time employment, the grants will vest on January 25, 2022.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2017

The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2017 and common shares issued under LTIP Awards and RSUs that vested for the Named Executive Officers during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas L. Williams	97,191	5,601,711	26,193	3,667,020
Catherine A. Suever	3,210	184,479	2,356	329,840
Lee C. Banks	86,293	3,510,113	17,959	2,514,260
Robert W. Malone	0	0	3,536	495,040
Joseph R. Leonti	0	0	5,135	718,900
Jon P. Marten	28,730	2,449,585	5,142	719,880

(1)	Calculated by multiplying the number of shares acquired by the difference between the exercise price and closing price of our common stock on the exercise date.
(2)	Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date.

PENSION BENEFITS FOR FISCAL YEAR 2017

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas L. Williams	Pension Plan Pension Restoration Plan Supplemental Retirement Program	13.6 13.6 13.6	450,145 3,284,044 9,488,920	0 0 0
Catherine A. Suever	Pension Plan Pension Restoration Plan Supplemental Retirement Program	30.1 30.1 30.1	1,052,867 1,517,335 1,400,925	0 0 0
Lee C. Banks	Pension Plan Pension Restoration Plan Supplemental Retirement Program	25.6 25.6 25.6	715,230 4,567,724 4,508,999	0 0 0
Robert W. Malone (3)	Pension Plan Pension Restoration Plan Supplemental Retirement Program	— — —	0 0 0	0 0 0
Joseph R. Leonti (3)	Pension Plan Pension Restoration Plan Supplemental Retirement Program	— — —	0 0 0	0 0 0
Jon P. Marten	Pension Plan Pension Restoration Plan Supplemental Retirement Program	29.7 29.7 29.7	1,098,277 0 0	0 4,180,618 5,919,439

(1)

Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the Supplemental Retirement Program (typically age 60). Mr. Marten is over age 60.

(2)

The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 3.64% for the Pension Plan; (ii) a discount rate of 3.29% for each of the Pension Restoration Plan and Supplemental Retirement Program; (iii) no pre-retirement decrements; and (iv) retirement at age 65.

For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the RP-2006 Mortality Table projected generationally with Scale MP-2016.

For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code (ii) discount segment rates of 1.96%, 3.77% and 4.62%.

For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 3.02%.

(3)	Messrs. Malone and Leonti are not eligible to participate in these plans.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis, beginning on page 20.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2017

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program during fiscal year 2017.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas L. Williams
Savings Restoration Plan	25,000	6,200	119,077	0	628,503(3)
Executive Deferral Plan	0	0	2,770	0	21,035
Defined Contribution Supplemental Retirement Program	0	0	0	0	0
Catherine A. Suever
Savings Restoration Plan	28,537	8,711	101,932	0	613,776(3)
Executive Deferral Plan	0	0	21,902	0	246,242
Defined Contribution Supplemental Retirement Program	0	0	0	0	0
Lee C. Banks
Savings Restoration Plan	22,500	6,540	241,989(3)	0	1,106,441(3)
Executive Deferral Plan	0	0	1,246,495	0	1,649,096
Defined Contribution Supplemental Retirement Program	0	0	0	0	0
Robert W. Malone
Savings Restoration Plan	14,945	16,183	1,011	0	52,556(3)
Executive Deferral Plan	0	0	0	0	0
Defined Contribution Supplemental Retirement Program	0	539,136	202,992	0	1,816,250
Joseph R. Leonti
Savings Restoration Plan	31,028	25,379	17,939	0	145,583(3)
Executive Deferral Plan	25,000	0	7,578.72	0	70,927
Defined Contribution Supplemental Retirement Program	0	399,752	140,509	0	1,295,801
Jon P. Marten
Savings Restoration Plan	21,450	5,414	84,909	484,053	9,191(3)(5)
Executive Deferral Plan	27,000	0	39,646	0	268,680(4)
Defined Contribution Supplemental Retirement Program	0	0	0	0	0

(1)	For each of the Named Executive Officers, amounts are included in the “Salary” column and referenced in footnote 1 of the Summary Compensation Table for Fiscal Year 2017 on page 50.
(2)

Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 of the Summary Compensation Table for Fiscal Year 2017 on page 50.

(3)

Includes the following amounts that were deferred during fiscal year 2015 under the Savings Restoration Plan: Mr. Williams—$26,017; Ms. Suever—$19,385; Mr. Banks—$25,392; Mr. Malone—$; Mr. Leonti—$18,844; and Mr. Marten—$25,000.

(4)	Includes $25,000 that was deferred by Mr. Marten during fiscal year 2016 under the Executive Deferral Plan.
(5)	In connection with Mr. Marten’s retirement on May 9, 2017, his remaining balance in the Savings Restoration Plan will be paid in accordance with the terms of the Savings Restoration Plan.

The Savings Restoration Plan, the Executive Deferral Plan, and the Defined Contribution Supplemental Retirement Program are described in the Compensation Discussion and Analysis, beginning on page 20. The investment options under each of the plans are identical. During fiscal year 2017, there were up to 11 investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2017, ranging from (2.03)% to 28.68%. Under the plans, participants have the ability to change their investments at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

AT JUNE 30, 2017

Each of the Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events which may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2017, for each triggering event as if the triggering event occurred on June 30, 2017. Payments to Mr. Marten, who retired as an executive officer on May 9, 2017, are described below under the caption “Payments to Mr. Marten”.

During fiscal year 2016 we adopted new Change in Control Agreements and amended our Executive Deferral Plan to exclude tax gross-ups and to eliminate “modified single trigger” vesting acceleration on a change in control; however, each of the Named Executive Officers became an executive officer prior to our implementation of these changes and, therefore, continue to have agreements that contain tax gross ups on a change in control and modified single trigger vesting acceleration on a change in control.

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

•	base salary earned but not yet paid as of the date of termination;

•	Target Incentive Bonuses, General RONA Bonuses (with the PG RONA Multiplier if applicable), and Converted RONA Bonuses earned but not yet paid as of the date of termination;

•	LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;

•

amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 20;

•

vested account balances under the Retirement Savings Plan, the Savings Restoration Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 20; and

•	any accrued and unused vacation pay as of the date of termination.

The Committee may, however, reduce any payments of a Target Incentive Bonus, General RONA Bonus (with the PG RONA Multiplier if applicable), or LTIP Award payout in its sole discretion, up to and including a reduction to zero.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles.

•

We assumed that each of the triggering events occurred on June 30, 2017. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2017.

•

We did not include amounts for base salaries, Target Incentive Bonuses, General RONA Bonuses (including the PG RONA Multiplier if applicable), or Converted RONA Bonuses in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2017.

•	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2017.

•

All present values of pension amounts shown for the Pension Plan assume a 3.64% discount rate, the RP-2006 Mortality Table projected generationally with Scale MP-2016, and assume that the annuity payment elected is 50% joint and survivor.

•

With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

•	for the Pension Restoration Plan, segment rates (after phase-in) of 1.96%, 3.77% and 4.62%, and the applicable mortality table under Section 417(e) of the Internal Revenue Code; and

•	for the Supplemental Retirement Program, a 3.02% discount rate and the applicable mortality table under Section 417(e) of the Internal Revenue Code.

•

We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan and the Executive Deferral Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59, would not be increased in connection with any triggering event.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

•	accelerated vesting of all outstanding Stock Incentives;

•

for Stock Incentives granted on or before August 11, 2010, and for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;

•

for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter;

•	accelerated vesting of the unvested portion of the Named Executive Officer’s account under our Executive Deferral Plan;

•	account balance in the Defined Contribution Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;

•

pro-rated LTIP Award payouts for the calendar years 2014-15-16, 2015-16-17, and 2016-17-18 performance periods, to be determined at the end of the respective performance periods, based on the number of full quarters served during the performance period; and

•	death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis beginning on page 20.

In determining the amounts payable upon death reported in the following tables, the following assumptions and principles were used.

•

To calculate the estimated value of the LTIP Awards, we assumed a payout of 100% of the pro-rated LTIP Award target amount and used our closing stock price on June 30, 2017, $159.82. Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTIP Award target amount.

•

The death benefit payable under the Officer Life Insurance Plan is funded through individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policy.

Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;

(ii)	the account balance in the Defined Contribution Supplemental Retirement Program will be paid in a single lump sum as of the date of disability; and

(iii)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

In addition, the Named Executive Officer will receive the following:

•	monthly benefits under the Executive Long Term Disability Plan;

•	six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and

•

for those Named Executive Officers who were participants prior to January 1, 2008, premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65. For those Named Executive Officers who became participants on or after January 1, 2008, the participant will receive premium payments under the Officer Life Insurance Plan until retirement up to age 65.

The benefit in the following tables for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Payments upon Retirement

Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 55 or older with at least ten years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the vesting schedule in all outstanding Stock Incentives will continue as if employed;

(ii)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;

(iii)

if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least ten years of service and 12 months of continuous employment during the performance periods, he or she will receive a full LTIP Award payout for calendar years 2015-16-17 and 2016-17-18 performance periods, to be determined at the end of the performance periods, as if he or she had remained continuously employed through the end of the performance periods; and

(iv)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

However, if the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

•	the Supplemental Retirement Program;

•	the Defined Contribution Supplemental Retirement Program; and

•	account balance in the unvested portion of the Named Executive Officer’s LTIP Award deferrals under our Executive Deferral Plan.

In addition, Messrs. Williams and Banks must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan which if needed will continue for the greater of ten years from commencement of plan participation or the number of years until they reach age 65. Since Ms. Suever and Messrs. Malone, Leonti, and Marten each became an executive officer after January 1, 2008, we will not make any post-retirement premium payments on their behalf.

In determining the amounts payable upon retirement reported in the following tables, we assumed that the Named Executive Officer did not receive Human Resources and Compensation Committee approval for early retirement.

Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his or her Supplemental Retirement Program benefit and his or her Defined Contribution Supplemental Retirement Program benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his or her LTIP Awards if the termination or resignation occurs during the applicable performance period.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program and the Defined Contribution Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Payments upon Termination without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Payments upon a Change in Control

A Change in Control occurs if and when:

•

subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;

•	our shareholders approve a plan of complete liquidation or dissolution; or

•	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:

•

immediately following the business combination, (1) more than 50% of the total voting power eligible to elect directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or

•

the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements which were necessary to comply with the definition required by Section 409A.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

•	any outstanding unvested Stock Incentive held by a Named Executive Officer vests and becomes exercisable immediately upon a Change in Control;

•

any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;

•

upon a Change in Control, all amounts previously deferred by a Named Executive Officer under the Executive Deferral Plan, together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan, will be paid to the executive;

•

upon a Change in Control, under the Supplemental Retirement Program each Named Executive Officer will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program, and a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment; and

•

upon a Change in Control, any unvested account balance in the Defined Contribution Supplemental Retirement Program is automatically vested and such account shall be increased by three additional years of non-discretionary employer contributions based on the Named Executive Officer’s salary grade and target compensation at the time of the Change in Control. Such increase will not reflect deemed interest and earnings.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.

•	We used the same assumptions in “Payments Generally Available” described above.

•	We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code unless otherwise noted.

•

For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 30, 2017, $159.82, and the grant price per share for each of the Stock Incentives.

•

For lump sum present values for the Supplemental Retirement Program, we assumed a 0.75% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code and a 3.11% discount rate for a Change in Control that does not meet the requirements of Section 409A. In both instances, we used the applicable mortality table under Section 417(e) of the Internal Revenue Code for 2016.

•

To calculate the value of the LTIP Awards, we assumed a payout of 100% of the target LTIP Award and used our closing stock price on June 30, 2017, $159.82. Because the payout of the LTIP Awards is dependent upon the financial performance against the Peer Group equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s target LTIP Award.

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

•	Change in Control; and

•	termination of the employment of the Named Executive Officer in connection with a Change in Control.

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

•	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;

•	severance pay equal to three times the Named Executive Officer’s annual base salary and annual cash incentive compensation, other than Converted RONA Bonuses;

•	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;

•

to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans, together with a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and

•	a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes, without limitation, diminution in duties, reduction in compensation or benefits, relocation, or resignation from employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

Payments to Mr. Marten

In connection with his retirement in May 2017, Mr. Marten is entitled to receive the following:

•

lump sum payment under the Pension Restoration Plan and Supplemental Retirement Program as reflected in “Payments During Last Fiscal Year” column of the Pension Benefits for Fiscal Year 2017 table on page 58 with the benefits in the Pension Restoration Plan and Supplemental Retirement Program paid in accordance with the terms of each of these plans; and

•

payment of a portion of his account under the Savings Restoration Plan as reported in the “Aggregate Withdrawals/Distributions” column of the Nonqualified Deferred Compensation for Fiscal Year 2017 table on page 59, with the remaining balance in the Savings Restoration Plan to be distributed in accordance with the terms of this plan.

Mr. Marten will receive his full LTIP Award payout for calendar years 2015-16-17, 2016-17-18, and 2017-18-19 performance periods at the end of the respective performance periods.

The following tables illustrate the payments that each Named Executive Officer, other than Mr. Marten, would have received if any of the triggering events occurred on June 30, 2017.

Thomas L. Williams

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	--	--	--	--	281,237	--	7,593,750
Accelerated Vesting of Stock Incentives	6,018,646	6,018,646				6,018,646	6,018,646
Pension Plan	212,054	434,657	434,657	434,657	434,657	434,657	434,657
Pension Restoration Plan	1,458,454	3,116,389	3,116,389	3,116,389	3,116,389	3,116,389 (1)	3,116,389
Supplemental Retirement Program	12,983,726	13,502,083	--	--	13,502,083	25,838,855 (1)	25,838,855	(2)
Executive Deferral Plan	--	--	--	--	--	2,674 (1)	2,674
LTIP Awards	5,965,947	5,965,947	5,965,947	--	--	14,810,360	14,810,360
Executive Long-Term Disability Benefit	--	396,000	--	--	--	--	--
Executive Long-Term Disability Premiums	--	--	--	--	--	--	16,074
Medical and Dental Benefits	--	6,040	--	--	3,020	--	36,241
Officer Life Insurance Benefit	3,400,000	--	--	--	--	--	--
Officer Life Insurance Premiums	--	168,822	0	--	--	--	348,240
Excise and Related Income Tax Gross-Up	--	--	--	--	--	22,177,046	27,076,418
Vacation Pay	51,809	51,809	51,809	51,809	51,809	51,809	51,809
Total	30,090,636	29,660,393	9,568,802	3,602,855	17,389,195	72,450,436	85,344,113
(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $19,414,295. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

Catherine A. Suever

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	--	--	--	--	374,988	--	3,510,000
Accelerated Vesting of Stock Incentives	1,003,229	1,003,229	--	--	--	1,003,229	1,003,229
Accelerated Vesting of Restricted Stock Units	--	--	--	--	--	--	--
Pension Plan	454,139	983,124	983,124	983,124	983,124	983,124	983,124
Pension Restoration Plan	658,635	1,438,868	1,438,868	1,438,868	1,438,868	1,438,868 (1)	1,438,868
Supplemental Retirement Program	3,299,536	2,710,948	--	--	2,710,948	11,150,361 (1)	11,150,361	(2)
Executive Deferral Plan	--	--	--	--	--	69,969 (1)	69,969
LTIP Awards	742,497	742,497	742,497	--	--	2,451,639	2,451,639
Executive Long-Term Disability Benefit	--	396,000	--	--	--	--	--
Executive Long-Term Disability Premiums	--	--	--	--	--	--	23,170
Medical and Dental Benefits	--	2,961	--	--	1,481	--	17,766
Officer Life Insurance Benefit	2,600,000	--	--	--	--	--	--
Officer Life Insurance Premiums	--	108,588	0	--	--	--	139,499
Excise and Related Income Tax Gross-Up	--	--	--	--	--	7,836,013	10,076,986
Vacation Pay	49,890	49,890	49,890	49,890	49,890	49,890	49,890
Total	8,807,926	7,436,105	3,214,379	2,471,882	5,559,299	24,983,093	30,914,501
(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in her total payments.

(2)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $8,374,201. There would also be a corresponding reduction in the excise and related income tax gross-up and in her total payments.

Lee C. Banks

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	--	--	--	--	432,680	--	5,400,000
Accelerated Vesting of Stock Incentives	4,491,956	4,491,956	--	--	--	4,491,956	4,491,956
Accelerated Vesting of Restricted Stock Units	2,268,485	2,268,485				2,268,485	2,268,485
Pension Plan	248,101	544,654	544,654	544,654	544,654	544,654	544,654
Pension Restoration Plan	1,474,785	3,091,066	2,953,438	2,953,438	2,953,438	2,953,438 (1)	2,953,438
Supplemental Retirement Program	8,930,463	8,225,462	--	--	--	15,447,321 (1)	15,447,321 (2)
Executive Deferral Plan	--	--	--	--	--	1,683,961 (1)	1,683,961
LTIP Awards	3,532,155	3,532,155	3,532,155	--	--	8,120,294	8,120,294
Executive Long-Term Disability Benefit	--	396,000	--	--	--	--	--
Executive Long-Term Disability Premiums	--	--	--	--	--	--	12,391
Medical and Dental Benefits	--	9,740	--	--	4,870	--	58,440
Officer Life Insurance Benefit	3,600,000	--	--	--	--	--	--
Officer Life Insurance Premiums	--	0	--	--	--	--	222,645
Excise and Related Income Tax Gross-Up	--	--	--	--	--	12,717,942	16,207,233
Vacation Pay	57,566	57,566	57,566	57,566	57,566	57,566	57,566
Total	24,603,511	22,617,084	7,087,813	3,555,658	3,993,208	48,285,617	57,468,384
(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $10,640,040. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

Robert W. Malone

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	--	--	--	--	39,998	--	2,446,200
Accelerated Vesting of Stock Incentives	1,003,229	1,003,229	--	--	--	1,003,229	1,003,229
Accelerated Vesting of Restricted Stock Units(1)	--	--	--	--	--	--	--
Defined Contribution Supplemental Retirement Program	--	1,816,250	--	--	--	2,115,770	2,115,770
LTIP Awards	846,300	846,300	--	--	--	1,983,366	1,983,366
Executive Long-Term Disability Benefit	--	396,000	--	--	--	--	--
Executive Long-Term Disability Premiums	--	--	--	--	--	--	15,380
Medical and Dental Benefits	--	9,540	--	--	4,770	--	57,243
Officer Life Insurance Benefit	1,311,000	--	--	--	--	--	--
Officer Life Insurance Premiums	--	212,448	--	--	--	--	123,000
Excise and Related Income Tax Gross-Up	--	--	--	--	--	1,106,288	4,261,149
Vacation Pay	20,208	20,208	20,208	20,208	20,208	20,208	20,208
Total	3,180,737	4,303,975	20,208	20,208	64,976	6,228,861	12,025,545

(1)  Restricted Stock Units were awarded under the 2016 Omnibus Stock Incentive Plan and did not provide for accelerated vesting of Restricted Stock Units.

Joseph R. Leonti

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	--	--	--	--	107,840	--	2,489,490
Accelerated Vesting of Stock Incentives	1,003,229	1,003,229	--	--	--	1,003,229	1,003,229
Defined Contribution Supplemental Retirement Program	--	1,295,801	--	--	--	1,598,622	1,598,622
Executive Deferral Plan	--	--	--	--	--	30,953	30,953
LTIP Awards	992,482	947,999	--	--	--	2,258,257	2,258,257
Executive Long-Term Disability Benefit	--	420,000	--	--	--	--	--
Executive Long-Term Disability Premiums	--	--	--	--	--	--	12,160
Medical and Dental Benefits	--	5,308	--	--	2,654	--	31,847
Officer Life Insurance Benefit	1,416,000	--	--	--	--	--	--
Officer Life Insurance Premiums	--	83,040	--	--	--	--	111,162
Excise and Related Income Tax Gross-Up	--	--	--	--	--	800,568	3,591,004
Vacation Pay	20,869	20,869	20,869	20,869	20,869	20,869	20,869
Total	3,432,580	3,776,246	20,869	20,869	131,363	5,712,498	11,147,593
(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

The following table sets forth compensation information for our non-employee Directors for fiscal year 2017.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert G. Bohn	130,828		137,679	2,213	270,720
Linda S. Harty	148,035	(2)	137,679	2,213	287,927
Robert J. Kohlhepp	141,930		137,679	7,213	286,822
Kevin A. Lobo	139,070		137,679	2,213	278,962
Klaus-Peter Müller	128,828		137,679	2,213	268,720
Candy M. Obourn	149,242		137,679	2,213	289,134
Joseph Scaminace	130,828		137,679	7,213	275,720
Wolfgang R. Schmitt	128,828		137,679	3,213	269,720
Åke Svensson	128,828		137,679	2,213	268,720
James R. Verrier	130,828		137,679	3,098	271,605
James L. Wainscott	161,312		137,679	7,213	306,204

(1)

Thomas L. Williams, our Chief Executive Officer and Chairman of the Board, and Lee C. Banks, our President and Chief Operating Officer, are not included in this table because they are Named Executive Officers and the compensation paid to them in fiscal year 2017 is reflected in the Summary Compensation Table on page 50.

(2)

During the first half of fiscal year 2017, Ms. Harty elected to defer her annual retainer under our Deferred Compensation Plan for Directors and changed her election for the second half of fiscal year 2017.

(3)

This column represents the aggregate grant date fair value of RSUs granted under our 2016 Plan in fiscal year 2017 and computed in accordance with FASB ASC Topic 718. The amount was calculated using the closing stock price on the date of grant. Each of the non-employee Directors received 1,130 RSUs on his or her grant date, and as of June 30, 2017, had 1,130 unvested RSUs.

(4)

The amounts reported in this column include (a) the value of the dividend equivalent units earned as additional RSUs on the unvested RSUs granted in fiscal year 2017 reported in footnote 3 to this table; and (b) the following matching gifts under our Matching Gifts Program: Mr. Kohlhepp—$5,000; Mr. Scaminace—$5,000; Mr. Schmitt—$1,000; and Mr. Wainscott—$5,000.

Compensation of Directors

Directors who are also our employees do not receive any additional compensation for their services as Directors. During fiscal year 2017, non-employee Directors received an annual retainer, meeting fees (if applicable), and a restricted stock unit award, also referred to as an RSU. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described in the Compensation Discussion and Analysis on page 20 of this Proxy Statement. The following annual retainers of the non-employee Directors were effective during fiscal year 2017:

	Approved August 13, 2014	Approved August 17, 2016
	From 10/22/2014 through 10/25/2016	Effective beginning 10/26/2016
Annual retainer for Corporate Governance and Nominating Committee Chair:	$155,000	$170,000
Annual retainer for Audit Committee Chair:	$137,500	$150,000
Annual retainer for Human Resources and Compensation Committee Chair:	$135,000	$150,000
Annual retainer for the Finance Committee Chair:	$130,000	$145,000
Annual retainer for non-chair committee members:	$120,000	$130,000

In addition to the annual retainers described above, non-employee Directors were entitled to receive a $2,000 fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board of Directors and relevant Committee meetings in a fiscal year by more than two. During fiscal year 2017, Messrs. Bohn, Kohlhepp, Lobo, Müller, Scaminace, Schmitt, Svensson, Verrier and Wainscott, and Mses. Harty and Obourn attended one extra Board meeting resulting in an additional payment of $2,000 to each of them, and Messrs. Bohn, Kohlhepp, Scaminace, Verrier and Wainscott and Ms. Obourn attended one extra meeting of the Human Resources and Compensation Committee, resulting in an additional payment of $2,000 to each of them.

During fiscal year 2017, Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.

Each Director who was serving as a Director on October 26, 2016 and who was not a current employee was granted 1,130 RSUs as of October 26, 2016 under our 2016 Plan. The terms of the RSUs provide that the RSUs will vest 100% on the later of (a) one year from the grant date; or (b) on the date of our next Annual Shareholders Meeting, also known as the Vesting Date, except that if a Director ceases to be a Director for any reason prior to the next Annual Shareholders Meeting that occurs after the grant date, a pro-rated portion of her or his RSUs will vest on the Vesting Date and the remaining RSUs will be forfeited. All RSUs earn dividend equivalent units paid as additional RSUs which are subject to the terms and conditions of the original RSU award and are payable directly to each Director to whom they are issued.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors consists of six Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Corporate Governance page of our investor relations website at www.phstock.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2017 with management and with Deloitte & Touche LLP, or D&T, our independent registered public accounting firm for the fiscal year ended June 30, 2017.

The Audit Committee has discussed with D&T the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2017 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC.

Audit Committee:

Linda S. Harty, Chair

Robert G. Bohn

Kevin A. Lobo

Wolfgang R. Schmitt

Åke Svensson

James R. Verrier

ITEM 2 – RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is responsible for the selection, retention and recommendation of our independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate, our independent auditor. In addition, the Audit Committee ensures the regular evaluation and rotation of the lead D&T audit partner. The Audit Committee recommends ratification of its appointment of D&T as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2018. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2017, and has served as independent auditor since 2007. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed, or expected to be billed, for audit fees, audit-related fees, tax fees (compliance and planning), and all other fees for services rendered by D&T for the fiscal years ended June 30, 2017, and 2016.

	Twelve Months Ended June 30,
	2017	2016
Audit Fees. Fees for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements.	$8,616,000	$8,250,000
Audit-Related Fees. Fees for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees.” Fiscal year 2017 fees related primarily to audit procedures, internal control reviews, and reporting requirements resulting from the acquisition of CLARCOR, and the prior fiscal year’s fees related primarily to audit procedures required to respond to or comply with financial, accounting or regulatory reporting matters and internal control reviews.	$1,549,000	$15,000
Tax Fees—Compliance. Fees billed with respect to tax compliance services, such as global assistance in preparing various types of tax returns.	$870,000	$880,836
Tax Fees—Planning. Fees billed for tax planning services.	$176,000	$87,449
All Other Fees. Fiscal year 2017 fees billed are those fees billed in connection with integration consultation services related to the acquisition of CLARCOR, and the prior year’s fees related primarily to fees billed and not otherwise included in the above categories (e.g., training sessions).	$3,076,000	$1,386

Audit Committee Pre-Approval Policies and Procedures.

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis. All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2018, requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors believe that the continued retention of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2018, is in our best interest and the best interest of our shareholders.

RECOMMENDATION REGARDING PROPOSAL 2:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

ITEM 3 – PROPOSAL TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS ON A NON-BINDING, ADVISORY BASIS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed on pages 20-71 of this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 3.

The non-binding, advisory vote on the compensation of the Named Executive Officers is scheduled to be conducted annually. The next non-binding, advisory vote on the compensation of the Named Executive Officers is expected to take place at our 2018 Annual Meeting of Shareholders.

As described in detail throughout our Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement, and as summarized in the “Executive Summary—Fiscal Year 2017” section beginning on page 20 of this Proxy Statement, our executive compensation program features, among other things, the following:

•

A “pay-for-performance” structure which ensures that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;

•

A structure which ensures that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted towards annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;

•

A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented employees and shareholder investment;

•

Various executive compensation practices that contribute to good corporate governance, including a “claw-back policy,” stock ownership guidelines for Directors and executive officers, hedging, pledging and other stock ownership restrictions, and an annual compensation risk review; and

•

Effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent directors that retains an independent executive compensation consultant.

The vote on this Item 3 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.

Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:

RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

RECOMMENDATION REGARDING PROPOSAL 3:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING, ADVISORY BASIS.

ITEM 4 – PROPOSAL TO ADVISE, ON A NON-BINDING BASIS, THE FREQUENCY OF FUTURE ADVISORY SHAREHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should conduct future advisory shareholder votes on the compensation of our Named Executive Officers. By voting with respect to this Item 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers every year, every two years, or every three years. A shareholder may also abstain from casting a vote on this Item 4.

Our Board of Directors has determined that an annual advisory vote on the compensation of our Named Executive Officers will allow our shareholders to provide timely and direct input on our executive compensation policies and practices as disclosed in our Proxy Statement each year. Our Board of Directors also believes that an annual vote is consistent with our efforts to maintain a dialogue with our shareholders on executive compensation and corporate governance matters.

This vote is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors, or any of the Committees of our Board of Directors. Our Board of Directors will, however, take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our Named Executive Officers. Our Board of Directors may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the alternative receiving the most votes cast by our shareholders.

Our shareholders will not be voting to approve or disapprove the recommendation of our Board of Directors. The enclosed proxy card instead provides our shareholders with the opportunity to choose among the following four options, on a non-binding, advisory basis:

•	Voting to hold future advisory votes every year;

•	Voting to hold future advisory votes every two years;

•	Voting to hold future advisory votes every three years; or

•	Abstaining from voting on the matter.

RECOMMENDATION REGARDING PROPOSAL 4:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

OPTION OF EVERY YEAR AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY SHAREHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, ON A NON-BINDING, ADVISORY BASIS, AS DISCLOSED IN ACCORDANCE WITH SEC RULES.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of July 31, 2017, except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage of Class(b)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,200,784(c)	6.9%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	7,997,548(d)	6.0%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	7,355,000(e)	5.5%
Robert G. Bohn	8,044
Linda S. Harty	12,314
Robert J. Kohlhepp	33,505
Kevin A. Lobo	4,465
Klaus-Peter Müller	35,112
Candy M. Obourn	12,420
Joseph Scaminace	16,983(f)
Wolfgang R. Schmitt	21,000
Åke Svensson	5,800
James R. Verrier	684
James L. Wainscott	11,174
Thomas L. Williams	226,103(g)
Catherine A. Suever	46,452(h)
Lee C. Banks	229,305(i)
Robert W. Malone	20,361(j)
Joseph R. Leonti	22,309(k)
Jon P. Marten	152,925(l)
All Directors and executive officers as a group (31 persons)	1,492,143(m)	1.12%

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(b)	No Director or executive officer beneficially owned more than 1% of our common shares as of July 31, 2017.
(c)

Pursuant to a statement filed by The Vanguard Group with the SEC on February 10, 2017, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, The Vanguard Group has reported that, as of December 31, 2016, it had sole voting power over 210,557 common shares; shared voting power over 25,524 common shares; sole investment power over 8,967,396 common shares; and shared investment power over 233,478 common shares.

(d)

Pursuant to a statement filed by BlackRock Inc. with the SEC on January 25, 2017, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock Inc. has reported that, as of December 31, 2016, it had sole voting power over 6,724,364 common shares and sole investment power over 7,997,548 common shares.

(e)

Pursuant to a statement filed by Capital World Investors with the SEC on February 13, 2017, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, Capital World Investors has reported that, as of December 31, 2016, it had sole voting power over 7,355,000 common shares and sole investment power over 7,355,000 common shares.

(f)	This amount includes 2,682 common shares indirectly owned by Mr. Scaminace through the Joseph Scaminace Foundation.
(g)

This amount includes 2,108 common shares as to which Mr. Williams holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, and 140,183 common shares subject to Stock Incentives exercisable by Mr. Williams on or prior to September 29, 2017, granted under our stock incentive plans.

(h)

This amount includes 1,375 common shares as to which Ms. Suever holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, 29,340 common shares subject to Stock Incentives exercisable by Ms. Suever on or prior to September 29, 2017, granted under our stock incentive plans, and 1,516 common shares subject to the Company’s Dividend Reinvestment Plan.

(i)

This amount includes 13,909 common shares owned indirectly by Mr. Banks through the Elizabeth K. Banks Revocable Trust, 1,846 common shares owned indirectly by Mr. Banks through his three children, 9,145 common shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, and 142,431 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to September 29, 2017, granted under our stock incentive plans.

(j)

This amount includes 39 common shares as to which Mr. Malone holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, and 8,711 common shares subject to Stock Incentives exercisable by Mr. Malone on or prior to September 29, 2017 granted under our stock incentive plans.

(k)

This amount includes 79 common shares as to which Mr. Leonti holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, and 15,836 common shares subject to Stock Incentives exercisable by Mr. Leonti on or prior to September 29, 2017, granted under our stock incentive plans.

(l)

This amount includes 2,205 common shares as to which Mr. Marten holds voting power pursuant to the Retirement Savings Plan as of June 30, 2017, held indirectly by Mr. Marten 2,205 common shares as to which Mr. Marten holds voting power pursuant to the Retirement Savings Plan as of June 30, 2016, and 123,085 common shares subject to Stock Incentives exercisable by Mr. Marten on or prior to September 29, 2016, granted under our stock incentive plans.

(m)

This amount includes 25,561 common shares for which voting and investment power are shared, 62,671 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of June 30, 2017, and 822,598 common shares subject to Stock Incentives exercisable on or prior to September 29, 2017, granted under our stock incentive plans held by all executive officers as a group.

SHAREHOLDERS’ PROPOSALS

We must receive at our principal executive offices by May 28, 2018 any proposal of a shareholder intended to be presented at our 2018 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2018 Annual Meeting of Shareholders must be received by us in accordance with our advance notice procedures and in any event, which require that shareholders that desire to submit Non-Rule 14a-8 proposals submit the applicable notice to us not before August 26, 2018 and no later than September 25, 2018. Our proxy related to the 2018 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 11, 2018. Our proxy related to the 2017 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 12, 2017.

SHAREHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.

The name and address of the shareholder recommending the candidate for consideration as such information appears on our records, the telephone number where such shareholder can be reached during normal business hours, the number of common shares owned by such shareholder and the length of time such shares have been owned by the shareholder; if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.

Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;

4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.

A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and

6.

A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

COMMUNICATIONS WITH DIRECTORS

Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

GENERAL

Our Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and employees may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to assist in the solicitation of proxies at an anticipated cost of $20,000, plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:

•

in favor of the election of Lee C. Banks, Robert G. Bohn, Linda S. Harty, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term expiring at the Annual Meeting of Shareholders in 2018;

•	in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2018;

•	in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers; and

•	for, on a non-binding, advisory basis, the option of every year as the preferred frequency for future advisory shareholder votes on the compensation of our Named Executive Officers.

The proposals contained herein are subject to the following approval thresholds:

Item 1 – Election of Directors	The nominees for director receiving the greatest number of votes cast at the Annual Meeting of Shareholders in person or by proxy will be elected; provided that such nominee receives more votes “for” than “against” his or her election. Accordingly, abstentions and broker non-votes will not be counted as votes “for” or “against” a Director nominee and, therefore, will have no impact on Item 1.
Item 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm	Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on Item 2 to be a ratification by the shareholders of D&T as our independent registered public accounting firm. Accordingly, abstentions will have the same effect as a vote against this proposal.
Item 3 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis	This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.
Item 4 – Proposal to Advise on the Frequency of the Vote on the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis	This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the frequency of future advisory, non-binding votes on the compensation of our Named Executive Officers.

You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing, in open meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2017, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing or by telephone at: Parker-Hannifin Corporation, Corporate Communications, 6035 Parkland Boulevard, Cleveland, Ohio 44124, (216) 896-3000.

You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents, over the internet, you will receive notification which will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact Corporate Communications at the address or telephone number provided above.

HOW TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS

You may attend the Annual Meeting of Shareholders if you were a shareholder as of the close of business on August 31, 2017. If you are a registered shareholder or a participant in a retirement or savings plan maintained by us and wish to attend our Annual Meeting, there is an Admission Card on the top half of your proxy card. Please tear off the Admission Card and bring it with you to our Annual Meeting, along with a photo ID.

If your shares are held in the name of a bank, broker or other nominee and you wish to attend the Annual Meeting of Shareholders, you must bring proof of ownership, such as an account statement, that clearly shows that you held our common stock as of August 31, 2017, or a legal proxy obtained from your bank, broker or other nominee. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Corporate Secretary at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124. You must also bring a photo ID.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

By Order of the Board of Directors

Joseph R. Leonti
Secretary

September 25, 2017

Annual Meeting of Shareholders

October 25, 2017
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
(216) 896-3000

Directions to Corporate Headquarters

Lake Erie
Cleveland
I-90
Mayfield Rd. (322)
Richmond Rd.
I-271
Kirtland
Gates Mills
Landerhaven Corporate Ctr (Parker)
Rt. 6
Cedar Rd.
Beachwood
Pepper Pike
Chagrin Blvd.
Lander Rd.
Brainard Rd.
Chagrin Falls
I-480
Cleveland Hopkins Airport
237
Snow Rd.
Rockside Rd.
Rt. 83
I-80
I-77
I-71
I-271
I-80
N

Mayfield Rd.
I-271 To I-90
Brainard Rd.
Lander Rd.
SOM Center Rd.
Parkland Blvd.
Parkland Blvd.
Parker Hannifin
Parkland Blvd.
Allen-Bradley Dr.
Parkland Blvd.
Gates Mills
To I-480 and Ohio Turnpike
Landerhaven Drive
Cedar Rd.
N

- ***From the North exiting at Cedar/Brainard:***
  Take I-271 south to exit 32 (Landerhaven). Turn left onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the North exiting at Mayfield Rd.:***
  Take I-271 south to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Cedar/Brainard:***
  Take I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Mayfield Rd.:***
  Take I-271 N to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Cleveland Airport:***
  Take I-480 east to I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd; then left onto Cedar Rd. At second light make left onto Lander Rd; right on Parkland Blvd., turning left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Downtown:***
  Take I-90 east to I-271 south to exit 32 (Landerhaven). Make left onto Brainard Rd., then left onto Cedar Rd. At second light, make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on ` left.

c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230

VOTE BY TELEPHONE

Have this proxy/voting instruction available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.

VOTE BY INTERNET

Have this proxy/voting instruction available when you access the website www.cesvote.com, and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date this proxy/voting instruction and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return this Proxy/Voting Instruction in the Postage- paid envelope provided

Vote 24 hours a day, 7 days a week!

If you are a participant in one of the Parker-Hannifin Corporation employee saving plans, your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on October 23, 2017 to be counted in the final tabulation. Otherwise, your vote must be received by 6:00 a.m. Eastern Daylight Time on October 25, 2017 to be counted in the final tabulation.

If voting by telephone or Internet, please do not mail this proxy/voting instruction.

ê  Proxy/voting instruction must be signed and dated below. Please fold and detach card at perforation before mailing.  ê

PARKER-HANNIFIN CORPORATION	PROXY/VOTING INSTRUCTION

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on October 25, 2017.

The undersigned hereby appoints THOMAS L. WILLIAMS, CATHERINE A. SUEVER and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 25, 2017, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan, to Sun Life Financial Trust, as Trustee for the Deferred Profit Sharing Plan, Employee Profit Sharing Plan and the Registered Retirement Savings Plan and to Computershare, Inc. and Capita IRG Trustees Limited, as the administrators for the Parker-Hannifin Corporation Global Employee Stock Purchase Plan. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please also give your full title.

Signature

Signature

Date:

ADMISSION CARD

Please bring this ticket and a photo ID if you attend the Annual Meeting.

It will expedite your admittance when presented upon your arrival.

PARKER-HANNIFIN CORPORATION

Annual Meeting of Shareholders

Wednesday, October 25, 2017

at 9:00 a.m.

Company’s Headquarters

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

é  Please fold and detach Admission Card at perforation if attending the Annual Meeting.  é

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the Internet, instead of receiving paper copies in the mail. Providing these documents over the Internet can save the Corporation the cost of producing and mailing them. Participation is completely voluntary. If you give your consent, in the future, when, as and if the Corporation elects to provide these documents over the Internet, you will receive notification that will contain the Internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your Internet provider and telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy/voting instruction when you vote by mail.

Proxy/voting instruction must be signed and dated on the reverse side.

ê  Please fold and detach card at perforation before mailing.  ê

PARKER-HANNIFIN CORPORATION	PROXY/VOTING INSTRUCTION

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR ITEMS 2 AND 3 AND 1 YEAR FOR ITEM 4.

1.	Election of the following individuals as Directors for a term expiring at the Annual Meeting of Shareholders in 2018.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

(01)	Lee C. Banks	❑	❑	❑	(08)	Joseph Scaminace	❑	❑	❑

(02)	Robert G. Bohn	❑	❑	❑	(09)	Wolfgang R. Schmitt	❑	❑	❑

(03)	Linda S. Harty	❑	❑	❑	(10)	Åke Svensson	❑	❑	❑

(04)	Robert J. Kohlhepp	❑	❑	❑	(11)	James R. Verrier	❑	❑	❑

(05)	Kevin A. Lobo	❑	❑	❑	(12)	James L. Wainscott	❑	❑	❑

(06)	Klaus-Peter Müller	❑	❑	❑	(13)	Thomas L. Williams	❑	❑	❑

(07)	Candy M. Obourn	❑	❑	❑

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	Approval of, on a non-binding, advisory basis, the compensation of our Named Executive Officers.

❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	Advise, on a non-binding basis, on the frequency of future advisory shareholder vote on the compensation of our named executive officers will occur every:

❑ 1 YEAR	❑ 2 YEARS	❑ 3 YEARS	❑ ABSTAIN

❑	I consent to view future shareholder communications over the Internet as stated above and in the Proxy Statement.

IMPORTANT – THIS PROXY/VOTING INSTRUCTION MUST BE SIGNED AND DATED ON THE REVERSE SIDE.